Exhibit 4.16

DATED                                                           21 January
2003









                            (1) EBOOKERS PLC (as the
                               Principal Borrower)

                                     - and -

                              (2) BARCLAYS BANK PLC
                                    (as Bank)


              ----------------------------------------------------

                              FACILITIES AGREEMENT

               ---------------------------------------------------

                                    CONTENTS

1.  DEFINITIONS AND INTERPRETATION............................................................................1

2.  THE FACILITIES............................................................................................1

3.  PURPOSE...................................................................................................1

4.  CONDITIONS OF UTILISATION.................................................................................2

5.  CONDITIONS SUBSEQUENT.....................................................................................3

6.  UTILISATION...............................................................................................4

7.  REPAYMENT.................................................................................................7

8.  PREPAYMENT AND CANCELLATION...............................................................................8

9.  INTEREST.................................................................................................10

10. INTEREST PERIODS.........................................................................................13

11. ALTERNATIVE INTEREST RATES...............................................................................13

12. FEES14

13. TAX GROSS-UP AND INDEMNITIES.............................................................................15

14. INCREASED COST...........................................................................................16

15. OTHER INDEMNITIES........................................................................................18

16. COSTS AND EXPENSES.......................................................................................19

17. REPRESENTATIONS..........................................................................................19

18. INFORMATION UNDERTAKINGS.................................................................................20

19. FINANCIAL CONDITION......................................................................................24

20. NEGATIVE UNDERTAKINGS....................................................................................29

21. POSITIVE OBLIGATIONS.....................................................................................34

22. EVENTS OF DEFAULT........................................................................................41

23. CHANGES TO THE OBLIGORS..................................................................................42

24. ASSIGNMENT AND TRANSFER..................................................................................43

25. PAYMENT MECHANICS........................................................................................43

26. SET-OFF..................................................................................................45


27. NOTICES..................................................................................................45

28. CALCULATIONS AND CERTIFICATES............................................................................46

29. PARTIAL INVALIDITY.......................................................................................47

30. REMEDIES AND WAIVERS.....................................................................................47

31. COUNTERPARTS.............................................................................................47

32. GOVERNING LAW............................................................................................47

33. ENFORCEMENT..............................................................................................47

34. THIRD PARTY RIGHTS.......................................................................................48

35. CONFLICT.................................................................................................48

SCHEDULE 1...................................................................................................49

    Conditions precedent.....................................................................................49

    Part 1...................................................................................................49

    Conditions precedent to Exchange.........................................................................49

    Part 2...................................................................................................51

    Conditions Precedent to Completion.......................................................................51

SCHEDULE 2...................................................................................................54

    Requests.................................................................................................54

    Part 1...................................................................................................54

    Utilisation Request......................................................................................54

    Part 2...................................................................................................56

    Selection Notice applicable to Loans.....................................................................56

SCHEDULE 3...................................................................................................57

    Mandatory Cost formulae..................................................................................57

SCHEDULE 4...................................................................................................59

    Form of Accession Letter.................................................................................59

SCHEDULE 5...................................................................................................60

    Form of Compliance Certificate...........................................................................60


schedule 6...................................................................................................61

    Group Structure..........................................................................................61

SCHEDULE 7...................................................................................................63

    Definitions and Interpretations..........................................................................63

SCHEDULE 8...................................................................................................79

    Representations and Warranties...........................................................................79

SCHEDULE 9...................................................................................................84

    Events of Default........................................................................................84

SCHEDULE 10..................................................................................................88

    Permitted Bonds..........................................................................................88

SCHEDULE 11..................................................................................................89

    Permitted Bank Accounts..................................................................................89

THIS AGREEMENT is made on                                        21 January 2003

BETWEEN

(1) EBOOKERS PLC (the "Principal Borrower"); and

(2) BARCLAYS BANK PLC (the "Bank").

IT IS AGREED as follows:

4.       DEFINITIONS AND INTERPRETATION

    In this Agreement certain words and expressions shall have application as defined in schedule 7 hereto.

5.       THE FACILITIES

         5.1  The Facilities

              Subject to the terms of this Agreement the Bank agrees to make available to the Principal Borrower:

         5.1.1 the Revolving Credit Facility A;

         5.1.2 the Term Loan Facility B,

         and the Bank agrees to make available to the Borrowers the Guarantee Facility C.

6.       PURPOSE

         6.1  Purpose

         6.1.1 The Principal Borrower shall apply all amounts borrowed by it under Revolving Credit Facility A and the Term Loan Facility B towards:

               (i) refinancing the consideration payable by the Principal Borrower in respect of the Acquisition and costs and expenses incurred in connection thereto; and

               (ii) discharging a portion of the existing Financial Indebtedness of the Target Group incurred prior to the Completion Date (and as further described in the Funds Flow Statement).

         6.1.2 The Borrowers shall utilise the Guarantee Facility C solely for the bond and guarantee requirements of the Group.

         6.1.3 Each Borrower undertakes that none of the Facilities shall be used in any way which would be illegal under, or would cause the invalidity or unenforceability in whole or in part of any Finance Document under any applicable law (including, without limitation, section 151 of the Act).

7.       CONDITIONS OF UTILISATION

         7.1  Initial conditions precedent

              The obligations of the Bank shall not become effective until the Bank shall first have received (or waived in writing the requirement to receive), in form and substance to it, all of the documents and other evidence listed in part 1 of schedule 1 (Conditions Precedent to be satisfied before Exchange). The Bank shall promptly notify the Principal Borrower upon being so satisfied.

         7.2  Further conditions precedent

               7.2.1 The obligations of the Bank to make any Advance or to permit any other Utilisation of the Facilities are subject to the further conditions precedent that on the date of the Utilisation Request and on the proposed Utilisation Date:

                    (a) the Bank shall have first received (or waived in writing the requirement to receive) in form and substance satisfactory to it, all of the documents and other evidence listed in part 2 of schedule 1; and

                    (b) in respect of the Utilisation of the Revolving Credit Facility A, the Term Loan Facility B and the Guarantee Facility C made on the Completion Date and to enable Completion to occur, no Keystone Event of Default is continuing or would result from the proposed Utilisation;

                    (c) in respect of any proposed Utilisation of the Guarantee Facility C, the Bank being satisfied with the terms and conditions of any Bank Guarantee;

                    (d) in respect of any proposed Utilisation of any Facility other than the Utilisation of the Revolving Credit Facility A, the Term Loan Facility B and the Guarantee Facility C made on the Completion Date and other than a Rollover Loan:

                    (i) no Default is continuing or would result from the proposed Utilisation; and

                    (ii) the Repeating Representations to be made by each
                         Obligor are true in all respects.

7.3      Lapse

         If the conditions precedent referred to in clauses 7.1 and 7.2.17.2.1(a) above have not been satisfied on or before 3.00pm on the date which is 40 days after the Exchange Date, then unless otherwise agreed in writing between the Bank and the Principal Borrower:

         7.3.1 the Principal Borrower shall pay on demand to the Bank all reasonable costs and proper expenses incurred by the Bank and agreed by the Principal Borrower in connection with the Finance Documents prior to such date; and

         7.3.2 save as referred to in clause 7.3.1 and save for any outstanding liability under clause 15.1.1 all other terms of this Agreement shall lapse and be of no further force and effect and the parties shall be under no further obligation to each other in respect of this Agreement.

7.4      Keystone Event of Default

         Until Completion has occurred, notwithstanding any Default occurring and notwithstanding any provision in any Finance Document to the contrary the Bank shall only be entitled to refuse to make the Revolving Credit Facility A, the Term Loan Facility B and Guarantee Facility C available if the conditions of clauses 7.1 and 7.2.17.2.1(a) and 7.2.17.2.1(b) have not been satisfied or the provisions of clause 7.3 apply.

8.       CONDITIONS SUBSEQUENT

         8.1  Registration of share transfers

              The Principal Borrower shall do, and shall procure to be done, after the Completion Date all and any acts and things necessary to ensure that:

               8.1.1 the stamp duty payable on the transfer(s) of the Target
                    Shares (if any), is duly paid;

               8.1.2 the transfer(s) referred to in clause 8.1.1 are, as soon as possible after the Completion Date, registered in the name of the Principal Borrower; and

               8.1.3 new share certificate(s) in respect of such shareholding(s)
                    are issued in the name of the Principal Borrower and, thereafter, delivered to the Bank to be held as security pursuant to the Guarantee and Share Pledge.

8.2      Overseas Share Pledges and Guarantees

         The Principal Borrower shall procure that as soon as practicable following the Completion Date and in any event within one month of the Completion Date:

         8.2.1 the Bank has received a first ranking share pledge over the entire issued share capital of each of La Compaigne Des Voyages SA, Oy ebookers Finland Limited, Airways MIC AB, Reisbureau Nova BV and Mr Jet AB together with a legal opinion in respect thereof. Such share pledges shall be based on the law of the country in which such company is incorporated, be in form and substance satisfactory to the Bank (acting reasonably) and impose obligations no more onerous than those set out in the Share Pledges (unless the Bank receives legal advice that additional obligations are necessary to enable it to have a valid, binding and first ranking share pledge under the relevant local law);

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

         8.2.2 each Group Company in Schedule 6 which is not a Dormant Group Company or already party to the Guarantee or incorporated in India or Mauritius shall have executed and delivered to the Bank a Deed of Accession (Guarantee) (together with a legal opinion in respect thereof where such Group Company is La Compaigne Des Voyages SA, Oy ebookers Finland Limited, Airways MIC AB, Reisbureau Nova BV and Mr Jet AB).

         The accompanying legal opinions shall be in form and substance satisfactory to the Bank (acting reasonably) and from a law firm satisfactory to the Bank (acting reasonably).

8.3      Insurance Recommendations

         The Principal Borrower shall procure that as soon as practicable following the Completion Date and in any event within two months of the Completion Date, the Group has implemented all the material recommendations and suggestions made in the Insurance Report regarding improvements to the Group's insurance cover. The Principal Borrower shall keep the Bank informed of the progress of such implementation promptly following request from the Bank.

8.4      Action Plan

         The Principal Borrower shall supply to the Bank within one month of the Completion Date, its written plan for integration of the Target Group into the Group.

8.5      Data Protection Act

         The Principal Borrower shall procure that as soon as practicable following the Completion Date and in any event within 30 days of the Completion Date, Bridge the World Travel Service Limited is registered under the Data Protection Act 1998.

9.       UTILISATION

         9.1  Delivery of a Utilisation Request

              A Borrower may utilise any Facility by delivery to the Bank of a duly completed Utilisation Request not later than the 11.00am on the Business Day of the proposed utilisation of the Facility.

         9.2  Completion of a Utilisation Request

         9.2.1 Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

               9.2.1.1 it identifies the Facility to be utilised;

               9.2.1.2 the proposed Utilisation Date is a Business Day within the Commitment Period applicable to that Facility;

               9.2.1.3 the amount of the Utilisation complies with clause 9.3
                    (Currency and amount);

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

               9.2.1.4 the proposed Interest Period complies with clause 13
                    (Interest Periods).

         9.2.2 Subject to clause 9.2.3 only one Loan or Bank Guarantee may be requested in each Utilisation Request.

         9.2.3 On the date of first Utilisation of the Term Loan Facility B, the Principal Borrower shall be deemed to have issued a Utilisation Request in respect of, and made a Utilisation of, the Guarantee Facility C such that all Existing Barclays Facilities which consist of guarantees, bonds and securities issued by the Bank will, from such date, be treated as having been issued under the Guarantee Facility C and any terms or provisions relating to their issue previously agreed between the Bank and the relevant Group Company shall terminate (save for any rights or obligations of the parties in relation to such guarantees, bonds and sureties which accrued or arose prior to the date of first utilisation of the Term Loan Facility B, which rights and obligations shall continue in full force and effect). This provision shall not affect the rights or obligations of the Bank or any Group Company to any person to whom the relevant guarantee, bond or surety was issued under the Existing Barclays Facilities.

9.3      Currency and amount

         9.3.1 The currency specified in a Utilisation Request must be in Sterling.

         9.3.2 The amount of the proposed Utilisation must not exceed the Available Facility for the proposed Utilisation.

         9.3.3 No more than ten utilisations of the Revolving Credit Facility A may be outstanding at any one time and each utilisation must be in a minimum amount of (pound)250,000 (or if greater, an integral multiple of (pound)50,000).

         9.3.4 The Term Loan Facility B may only be drawndown once and in a minimum amount of(pound)1,000,000.

9.4      Counter-Indemnity from the Obligors

         9.4.1 Each of the Obligors unconditionally and irrevocably agrees and undertakes to the Bank that:

               (i) it will pay to each of the Bank forthwith on demand, an amount in Sterling equal to all payments demanded, made, suffered or incurred by the Bank (whether by direct payment or by way of set-off counterclaim or otherwise) under or in respect of each Bank Guarantee; and

               (ii) it will at all times reimburse and indemnify, the Bank, and notwithstanding the insufficiency, illegality or unenforceability of any Bank Guarantee or the Guarantee Facility C from and against all actions, proceedings, claims, liabilities, damages, losses, costs, charges and expenses whatsoever in relation to or arising out of each Bank Guarantee.

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

9.4.2    Notification

         The Principal Borrower will as soon as practicable inform the Bank of all facts or circumstances of which it is or becomes aware which are reasonably likely to result in any demand being made on the Bank under any Bank Guarantee.

9.4.3    No Obligation to make Enquiry on Payment

         Provided that the demand has been made, or is purported to be made, in accordance with the terms of the relevant Bank Guarantee, the Bank shall at all times be entitled to make any payment under the relevant Bank Guarantee for which a demand or claim has been made without any further investigation or enquiry and need not concern itself with the propriety of any demand or claim made under and in the manner required by the terms of the Bank Guarantee and any beneficiary of the relevant Bank Guarantee shall be entitled to make demands or receive payments thereunder accordingly. It shall not be a defence to any demand or claim made of an Obligor, nor shall any Obligor's obligations hereunder be impaired by the fact (if it be the case), that the Bank was or might have been justified (in the absence of wilful default or gross negligence by the Bank) in refusing payment, in whole or in part, of the amounts so demanded or claimed.

9.4.4    Certificate

         A certificate of the Bank as to the amount paid out by or of any liability of the Bank under any Bank Guarantee shall, save for manifest error, be binding upon the Obligors for the purposes of this Agreement and be prima facie evidence of such liability or the payment of such amounts in any legal action or proceedings arising in connection herewith.

9.4.5    Continuing Obligations

         9.4.5.1 The obligations and liability of the Obligors under this clause 9.4 shall not be affected or impaired by:

               (i)  any waiver or time or indulgence granted to or by the Bank;

               (ii) any release or dealings with any rights or Security of the
                    Bank;

               (iii) any invalidity of any Bank Guarantee and the Guarantee
                    Facility C;

               (iv) any variation or extension of any Bank Guarantee or the
                    Guarantee Facility C; or

               (v) any other circumstances which might but for this provision affect or impair or exonerate or discharge the Obligors from such obligations or liability.

         9.4.5.2 The indemnity contained in this clause 9.4 shall constitute and be a continuing security to the Bank and shall be in addition to, and shall not prejudice or be prejudiced by, any other Security, guarantee, indemnity, lien or other right of the Bank.

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

10.      REPAYMENT

         10.1 Repayment of the Revolving Loan

              The Principal Borrower shall ensure that each Revolving Credit Advance shall be repaid in full at the end of its Interest Period (but such Revolving Credit Advance may be repaid by a Rollover Loan) and that the Revolving Loan is repaid in full on the Termination Date relating thereto. For the avoidance of doubt subject to the other terms of this Agreement any amount repaid under the Revolving Credit Facility A before the expiry of the Commitment Period for the Revolving Credit Facility A may be redrawn.

10.2     Repayment of Term Loan B

         10.2.1 The Principal Borrower shall repay the Term Loan B in full in the amounts and on the repayment dates set out below:

                          Term Loan Facility B Repayment Date                         Repayment Amounts

                                                                                            (pound)

                          31 July 2004                                                    1,875,000

                          31 January 2005                                                 1,875,000

                          31 July 2005                                                    1,875,000

                          31 January 2006                                                 1,875,000

                          31 July 2006                                                    1,875,000

                          31 January 2007                                                 1,875,000

                          31 July 2007                                                    1,875,000

                          31 January 2008                                                 1,875,000

                          TOTAL                                                          15,000,000


         10.2.2 The Principal Borrower may not reborrow any part of Term Loan Facility B which is repaid.

10.3     Review of Guarantee Facility C

         Each Bank Guarantee shall be reviewed by the Bank on each anniversary of the date it was issued and on such date the Bank shall be entitled:

         10.3.1 if the relevant Borrower so requests, to continue to provide such Bank Guarantee for a further period of 12 months; or

         10.3.2 after giving not less than 20 Business Days prior notice to the Principal Borrower (such notice to expire on such anniversary), to cancel the Bank Guarantee (or if the Bank Guarantee continues beyond such anniversary, to require cash cover in respect of the Bank's ongoing liabilities (actual and contingent) under such Bank Guarantee).

11.      PREPAYMENT AND CANCELLATION

         11.1 Mandatory prepayment

         11.1.1 Change of Control, De-Listing or Sale

               (a)  If at any time there occurs any of the following:

                    (i) any person or group of persons Acting in Concert gains Control of the Principal Borrower;

                    (ii) the shares of the Principal Borrower cease to be listed on the official list of the London Stock Exchange plc or trading in such shares is suspended for more than 5 Business Days (otherwise then pursuant to a suspension affecting the whole of the market); or

                    (iii) a Sale;

               (b) the Principal Borrower shall promptly notify the Bank upon becoming aware of that event; and

               (c) the Bank shall be entitled (within one month of that event occurring or, if later, upon the Principal Borrower informing the Bank pursuant to clause 11.1.1(b)) to immediately cancel the Facilities and declare all outstanding Utilisations, together with accrued interest, and all other amounts accrued under the Finance Documents, immediately due and payable, whereupon the Facilities will be cancelled and all such outstanding amounts will become immediately due and payable by the Borrowers.

         11.1.2 Net Proceeds

               (a) If no Event of Default is continuing at such time any Net Proceeds under clause (ii) (b) of that definition as exceed, in aggregate, the sum of (pound)500,000, received by a member of the Group shall be:

                    (i)  initially paid to the Net Proceeds Account; and

                    (ii) in the 6 month period following their deposit, (if
                         applicable) used to restore, replace or repair the loss, destruction or damage which lead to the claim being made and such insurance monies paid,

                    and if an Event of Default is continuing at such time or any of such Net Proceeds are not used for restoration, replacement or repair within such 6 month period, such Net Proceeds shall be applied in accordance with clause 11.1.2(b) (and for the avoidance of doubt if an Event of Default is continuing at such time, the initial sum of (pound)500,000 referred to above shall be applied in accordance with clause 11.1.2(b) and not merely the excess over (pound)500,000).

                    (b) Subject to clause 11.1.2(a), if any Net Proceeds are received by any member of the Group, the Principal Borrower, unless the Bank otherwise consents in writing, shall apply, or shall procure that there shall be applied, an amount equal to the Net Proceeds arising from the relevant disposal or recovery in or towards prepayment of outstanding Utilisations in accordance with this clause 11, provided that the foregoing shall not apply to Net Proceeds arising from any disposal permitted under the terms of clauses 23.2.1 to 23.2.6 and 23.2.8.

11.2     Voluntary prepayment of Facilities

         The Principal Borrower may, if it gives the Bank not less than 5 Business Days prior notice, prepay the whole or any part of the Term Loan Facility B and Revolving Credit Facility A (but, if in part, a minimum amount of (pound)250,000 or, if greater, an integral multiple of (pound)50,000).

11.3     Prepayment Fee

         If the Principal Borrower prepays any of the Facilities on or prior to the first anniversary of first Utilisation from the proceeds of a refinancing by any financial institution other than the Bank then the Principal Borrower shall pay to the Bank a prepayment fee equal to 1% of the amount prepaid.

11.4     Voluntary cancellation

         The Principal Borrower may, if it gives the Bank not less than 5 Business Days prior notice, cancel the whole or any part (but, if in part, a minimum of (pound)250,000 or, if greater, an integral multiple of (pound)50,000) of an Available
         Facility.

11.5     Application of prepayments

         Unless otherwise stated in this Agreement or otherwise agreed, all prepayments shall be applied:

         11.5.1 first, pro rata against the Scheduled Repayments;

         11.5.2 second, once the Term Loan Facility B has been repaid in full against the Revolving Loans (and the Revolving Credit Facility A shall be cancelled by an equivalent amount to such prepayment); and

         11.5.3 third, once the Revolving Loans have been repaid in full to provide cash cover in respect of any Bank Guarantees.

11.6     Cancellation at end of Commitment Period

         At the end of the Commitment Period for the Revolving Credit Facility A an amount equivalent to the Available Revolving Credit Facility A shall be automatically cancelled and in respect of the Term Loan Facility B after first drawdown of the Term Loan Facility B an amount equal to the Available Term Loan Facility B shall be automatically cancelled. Any cancellation of the Term Loan Facility B shall reduce the Scheduled Repayments on a pro rata basis.

11.7     Restrictions

         11.7.1 Any notice of cancellation or prepayment given by any Party under this clause 11 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

         11.7.2 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs and subject to clause 11.3 (unless otherwise specified), without premium or penalty.

         11.7.3 The Principal Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Facilities except at the times and in the manner expressly provided for in this Agreement.

         11.7.4 No amount of the Facilities cancelled under this Agreement may be subsequently reinstated.

11.8     The euro

         If Sterling is, or is to be, replaced by euro, the Bank may notify the Principal Borrower of any amendments to this Agreement which the Bank (acting reasonably and after prior consultation with the Principal Borrower) considers necessary to reflect that replacement and to put each party in the same position, so far as possible, that they would have been in, if no such replacement had occurred. Upon delivery of any such notification, this Agreement shall be deemed to be amended in accordance with the terms thereof.

12.      INTEREST

         12.1 Calculation of interest

              Subject to the terms of this Agreement, the rate of interest on each Advance for each Interest Period is the percentage rate per annum which is the aggregate of:

               (a)  the applicable Margin;

               (b)  LIBOR; and

               (c)  Mandatory Cost, if any.

         12.2 Payment of interest

               12.2.1 The Principal Borrower shall pay accrued interest on each
                    Advance on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six-monthly intervals after the first day of the Interest Period).

         12.3 Default interest

               12.3.1 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 12.3.2 below is 1 per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Bank (acting reasonably). Any interest accruing under this clause
                    12.3 shall be immediately payable by the Obligor on demand by the Bank.

               12.3.2 If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

                    (a) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

                    (b) the rate of interest applying to the overdue amount during that first Interest Period shall be 1 per cent higher than the rate which would have applied if the overdue amount had not become due.

               12.3.3 Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.4     Reduction of Margin

         The Margin (and references in clauses 12.4 to 12.7 of this Agreement to the Margin shall mean the Margin for all the Facilities) shall be 2.25% per annum, provided that, if after receipt by the Bank of the Monthly Management Accounts for the period to 30 June 2003 (or any subsequent Monthly Management Accounts for periods ending on 30 June or 31 December thereafter) evidence that all or any of the Margin Reduction Targets set out below have been achieved as at the end of the period in relation to which such Monthly Management Accounts have been prepared:

         Margin Reduction Target 1

         EBIT is not less than(pound)3,500,000

         Margin Reduction Targets 2

         Senior Debt: EBIT ratio is 3.0:1; and

         EBIT is not less than(pound)16,500,000

         the Margin shall reduce as follows:

         12.4.1 in the case of Margin Reduction Target 1 being achieved, the Margin shall reduce to 1.75% per annum; and

               12.4.2 in the case of Margin Reduction Targets 2 being achieved
                    (and for the avoidance of doubt, both tests must be achieved for a reduction to apply), the Margin shall reduce to 1.5% per annum,

         unless, in each case an Event of Default has occurred and is continuing (which has not been waived by the Bank in writing).

12.5     Increase of Margin following non-achievement

         12.5.1 Following any reduction in the Margin in accordance with the provisions of clause 12.4, if any subsequent Monthly Management Accounts ending on 30 June or 31 December in any ARP evidence that the Margin Reduction Target (which had previously been achieved, and which had resulted in a reduction in the Margin in accordance with the provisions of clause 12.4) has not been achieved as at the date of, and by reference to, such Monthly Management Accounts then the Margin shall increase or decrease (as the case may be) to the level which corresponds to the Margin Reduction Target which has been achieved as at the date of, and by reference to, such Monthly Management Accounts provided that, if no Margin Reduction Target is achieved, the Margin shall be 2.25% per annum.

         12.5.2 If the consolidated Audited Accounts for the Group indicate that the relevant Margin reduction should not have been made at any time, an additional charge for the relevant period of the reduced Margin shall be payable by the Borrowers (as appropriate) within five days after receipt by the Principal Borrower of notice from the Bank (such notice to state the amount due, the amount due to be in an aggregate amount equal to the interest payments that would have been paid at the higher Margin less an aggregate amount equal to the relevant interest payments actually paid during the relevant period).

12.6     Increase in Margin on default

         At any time following a reduction in the Margin pursuant to the provisions of clause 12.4, the Margin shall, immediately upon the occurrence of an Event of Default which is continuing, and which has not been waived by the Bank in writing, increase to 2.25% until such Event of Default has been waived or remedied, whereupon the Margin shall immediately reduce to the rate which prevailed immediately before such Event of Default occurred or the rate determined pursuant to the latest Monthly Management Accounts ending on 30 June or 31 December in any ARP pursuant to clause 12.4, whichever is the most recent.

12.7     Timing of reduction, increase and restitution

         Any decrease, increase or restitution of the Margin pursuant to the provisions of clauses 12.4 and 12.5 shall take effect from the beginning of the first Interest Period which commences after the date on which the relevant accounts evidence that the Margin Reduction Target has been, or as the case may be, has not been achieved.

12.8     Basis of calculation

         12.8.1 Interest shall be calculated on the number of days elapsed and a year of 365 days.

         12.8.2 The financial covenants and the Monthly Management Accounts used to determine whether or not a Margin Reduction Target has been achieved shall be calculated in accordance with the provisions of clause 22 (Financial Condition)

13.      INTEREST PERIODS

         13.1 Selection of Interest Periods

               13.1.1 The Principal Borrower may select an Interest Period for a
                    Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

               13.1.2 Each Selection Notice for a Loan is irrevocable and must be delivered to the Bank by the Principal Borrower not later than 11.00 am on the first day of the proposed Interest Period.

               13.1.3 If the Principal Borrower fails to deliver a Selection
                    Notice to the Bank in accordance with clause 13.1.2, the relevant Interest Period will be one Month.

               13.1.4 Subject to this clause 13, the Principal Borrower may select an Interest Period of 1, 3 or 6 Months or any other period agreed between the Principal Borrower and the Bank.

               13.1.5 An Interest Period for a Loan shall not extend beyond the
                    Termination Date applicable to its Facility.

               13.1.6 Each Interest Period for a Loan shall start on the
                    Utilisation Date or (if already made) on the last day of its preceding Interest Period.

         13.2 Non-Business Days

              If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar Month (if there is one) or the preceding Business Day (if there is not).

14.      ALTERNATIVE INTEREST RATES

         14.1 Notification to the Principal Borrower of market disruption

              If, in relation to any Advance and any proposed Interest Period, the Bank determines (which determination shall be conclusive and binding on all parties hereto), that, by reason of circumstances affecting the London inter-bank market generally, adequate and fair means do not exist for ascertaining LIBOR applicable to such Advance for the relevant Interest Period, the Bank shall promptly give written notice of such determination to the Principal Borrower.

         14.2 Consequence of market disruption

              If the Bank gives a notice under clause 14.1:

         14.2.1 the Interest Period in respect of such Advance shall be 1 month;

         14.2.2 the Bank and the Principal Borrower shall negotiate in good faith with a view to agreeing a substitute basis for determining the rate of interest applicable to such Advance; and

         14.2.3 if such agreement is not reached within 14 days , then, during such Interest Period, the rate of interest applicable to such Advance shall be the rate per annum which is the aggregate sum of
               (a) the Applicable Margin and (b) the rate per annum determined by the Bank which fairly expresses the cost to the Bank of funding such Advance from whatever sources it may reasonably select (and which cost of funds may include a Mandatory Cost).

         14.3 Right to Prepay

              If any of the Borrowers becomes obliged pursuant to clause 14 (Alternative Interest Rates) to make any additional payments, then, for so long as the circumstances giving rise to such payment continue, the Borrowers may prepay and/or cash collateralise in accordance with clause 11.2 (Voluntary Prepayment of Facilities) the whole but not a part of the Facilities together with all accrued interest and all other sums payable hereunder for the account of the Bank. If such prepayment of an Advance would fall on a day which is not the last day of the Interest Period for such Advance, the Principal Borrower may direct the Bank to hold such prepayment in a suspense account with the Bank until the end of the relevant Interest Period, whereupon the prepayment shall be applied towards repayment of the relevant Advance.

         14.4 Break Costs

              Each Borrower shall, within three Business Days of demand by the Bank (which demand shall specify the amount due and the basis of its calculation), pay to the Bank its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

15.      FEES

15.1     Facility fees

         The Principal Borrower shall pay to the Bank:

         15.1.1 a facility fee equal to 1.0% of the Revolving Credit Facility A and the Term Loan Facility B, all to be payable to the Bank on the date of this Agreement; and

         15.1.2 a facility fee equal to 0.5% of the Revolving Credit Facility A and the Term Loan Facilities to be payable to the Bank on the Completion Date,

         PROVIDED THAT if Completion does not occur by the end of the Commitment Period for the Term Loan Facility B the Bank shall, on request from the Principal Borrower, promptly reimburse half of the fee received by it pursuant to clause 15.1.1 minus the Bank's reasonable costs and expenses incurred up to the end of such Commitment Period in connection with the Finance Documents in accordance with clause 7.3.1 unless the reason Completion did not occur was because the Resolutions were not passed (in which event, for the avoidance of doubt, the Bank shall be under no obligation to return any of the fee received by it pursuant to clause 15.1.1).

15.2     Commitment fee

         The Principal Borrower shall pay to the Bank a fee in Sterling computed at the rate of fifty per cent (50%) per annum of the applicable Margin on the Available Revolving Credit Facility A, for the period from the date of this Agreement until the earlier of the end of the relevant Commitment Period for such Facility and the date such Facility has been utilised in full, payable on the last day of each Quarterly Period in arrears.

15.3     Guarantee fee

         The Principal Borrower shall pay to the Bank a fee in Sterling computed at a rate per annum equal to the Margin for the Guarantee Facility C in respect of the liability (both actual and contingent) of the Bank under each outstanding Bank Guarantee. Such fee shall be payable on the Bank's standard quarterly accounting dates (as notified to the Principal Borrower on request) in arrears following the date such Bank Guarantee is issued until the Bank Guarantee has terminated and the Bank no longer has any liability (both actual and contingent) thereunder.

16.      TAX GROSS-UP AND INDEMNITIES

         16.1 Grossing up of payments

         If any Borrower is compelled by law to withhold or deduct any Taxes from any sum payable hereunder:

         16.1.1 the sum so payable by such Borrower shall be increased so as to result in the receipt by the Bank of a net amount equal to the full amount expressed to be payable hereunder; and

         16.1.2 such Borrower shall, as soon as reasonably practicable, deliver to the Bank an original receipt (or a certified copy thereof) evidencing the payment by such Borrower to the appropriate authority of all amounts so required to be withheld or deducted, provided that increased amounts shall only be payable by any Borrower to the Bank under this clause 16.1 if and so long as the Bank is, and continues to be, a Qualifying Bank.

16.2     Tax credit

         If any Borrower pays any such additional amount as is referred to in clause 16.1 in respect of any such deduction or withholding and the Bank determines that it has received a credit or refund for any Tax payable by it, or similar benefit by reason of such deduction or withholding, the Bank will (to the extent that it can do so without prejudice to the retention of such credit or refund and to the extent that it is not unlawful or contrary to any official directive for it to do so) reimburse such Borrower with such amount (if any) as the Bank determines (acting reasonably) will leave the Bank in no better or worse position than it would have been in if such Borrower had not been required to make such deduction or withholding. The Bank shall have an absolute discretion as to the order and manner in which it claims any credit or refund available to it and, in no circumstances, shall the Bank be obliged to disclose to any Borrower or to any other person any information regarding its Tax affairs or Tax computations.

16.3     Repayment after grossing up

         Without prejudice to the rights of the Bank under this clause 16.3, if at any time any Borrower is required to make any payment pursuant to clause 16.1, for so long as the circumstances giving rise to such payment continue, such Borrower may, on giving the Bank not less than 5 Business Days' irrevocable notice in writing:

         16.3.1 cancel the liability of the Bank to continue its participation in the Loans and the Facilities; and/or

         16.3.2 prepay, without penalty or fee (including any Prepayment Fee), the whole (but not part only) of the Facilities together in each case with all accrued interest thereon and all other sums due and payable hereunder (including, without limitation, any break funding costs payable pursuant to clause 14) under the terms of the Finance Documents.

         16.4 Filings

              If any Borrower or other Chargor is required by law (or would in the absence of any appropriate filing be required) to make a deduction or withholding for or on account of Taxes or any other deduction contemplated by this clause 16, that Borrower or other Chargor shall promptly file all forms and documents which the appropriate Taxes authority may reasonably require in order to enable that Borrower or other Chargor to make relevant payments under the Finance Documents without having to make that deduction or withholding.

17.      INCREASED COST

         17.1 Compensation for increased costs

              If as a result of:

         17.1.1 the enactment or making of or any change in any applicable law or regulation (including, without limitation, any rule and regulation of a recognised self -regulating organisation of which the Bank is a member (as that term is defined in the Financial Services and Markets Act 2000)), or directive, or in the interpretation thereof by any governmental authority charged with the administration of any such law, regulation or directive, otherwise than a law, regulation or directive or the interpretation thereof, in so far as, in each case, the same relates to Taxes; or

         17.1.2 compliance by the Bank with any request (whether or not having the force of law, provided that, in the case of any request which does not have the force of law, it is usual for the Bank to comply with such request) of any central bank, or other comparable governmental authority or agency, or the imposition or modification of any reserve requirements applicable to the Bank, including any requirement which affects the manner in which the Bank allocates capital resources to its commitments, including its commitments hereunder to provide the Loans (or any of them) (other than any such requirement the cost of compliance with which is recoverable under the Mandatory Costs at that time); or

         17.1.3 the subjection of the Bank to any Tax in respect of making available or continuing to make available the Facilities (or any of them) or any change in the basis of Taxation of any payment made, or to be made, to the Bank under this Agreement (except, in each case, for Tax on the overall net income or profits of the
               Bank),

         which occurs or takes effect after the date hereof and as a result thereof any of the following consequences occurs:

          (a) the Bank incurs an additional cost as a result of its having entered into any of the Finance Documents, or performing its obligations thereunder, or as a result of maintaining the availability of the Facilities (or any of them) and is not compensated for in accordance with the terms of clause 13; or

          (b) any sum received, or receivable, by the Bank under any of the Finance Documents, or the effective return to it thereunder, is reduced (except on account of Tax on its overall net income or profit); or

          (c) the Bank having by law to make any payment (except on account of Tax on its overall net income or profits), or forego any interest or return calculated by reference to any amount received or receivable by it under the Finance Documents, then each relevant Borrower shall indemnify the Bank on demand against such the amount of such increased costs, reduction, payment or foregone interest or other return (without prejudice to the obligations of the Bank to mitigate its loss) except where the Bank is compensated under clause 16 (Taxes) or where such increased costs were caused by any breach by the Bank of any law or regulation.

17.2     Repayment after increased cost

         Without prejudice to the rights of the Bank under this clause 17.2, at any time after receipt of any such demand in accordance with the provisions of clause 17.1, and so long as the circumstances giving rise to such increased cost or diminished return continue, each relevant Borrower may, upon giving not less than five Business Days' irrevocable notice in writing to the Bank, cancel the liability of the Bank to make available the Facilities or to permit any Utilisation of the Facilities, whereupon the relevant Borrowers shall prepay, without fee or penalty, the whole (but not part only) of the Facilities (and provide cash cover in respect of the Guarantee Facility C) together with, in each case, accrued interest thereon and all other sums due to the Bank including, without limitation, any break funding costs payable pursuant to clause 14 under the terms of the Finance Documents (PROVIDED THAT, the Principal Borrower shall not be obliged to pay the prepayment fee under clause 8.3 if such increased cost or diminished return affects only the Bank (and not, for example all UK clearing banks or the banking market generally).

17.3     Mitigation

         The Bank shall take all reasonable steps to mitigate any circumstances which arise and which result in any amount becoming payable under or pursuant to, or cancelled pursuant to any of clauses 16 (Tax Gross-up and Indemnities) or 17 (Increased cost).

18.      OTHER INDEMNITIES

         18.1 Currency indemnity

               18.1.1 If any sum due from an Obligor under the Finance Documents
                    (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

               (a)  making or filing a claim or proof against that Obligor;

               (b) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

                    that Obligor shall, as an independent obligation, within three Business Days of demand, indemnify the Bank against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

               18.1.2 Each Obligor waives any right it may have in any
                    jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

         18.2 Other indemnities

               18.2.1 The Principal Borrower shall (or shall procure that an
                    Obligor will), within three Business Days of demand, indemnify the Bank against any cost, loss or liability incurred by the Bank as a result of:

                    (a)  the occurrence of any Default;

                    (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date;

                    (c) funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of wilful default or gross negligence by the Bank alone);

                    (d) a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Principal Borrower.

                           The Principal Borrower's liability in each case includes any Break Costs and any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any guarantee, any amount repaid or any Loan.

19.      COSTS AND EXPENSES

19.1     Transaction expenses

         The Principal Borrower shall promptly on demand pay the Bank the amount of all reasonable costs and proper expenses (including, without limitation, legal, valuation, accountancy and consultancy fees and all out-of-pocket expenses and VAT payable thereon) incurred in connection with the negotiation, preparation, printing, execution and registration of:

         19.1.1 this Agreement and any other documents referred to in this Agreement; and

         19.1.2 any other Finance Documents executed after the date of this Agreement.

19.2     Amendment costs

                  If any amendment, waiver or consent is made in relation to any Finance Document, the Principal Borrower shall, within three Business Days of demand, reimburse the Bank for the amount of all reasonable costs and proper expenses in the amount agreed by the Principal Borrower (such agreement not to be unreasonably withheld or delayed) (including, without limitation, legal, valuation, accountancy and consultancy fees and out-of-pocket expenses and VAT payable thereon) reasonably incurred by the Bank in connection with such amendment, waiver or consent. For the avoidance of doubt the Principal Borrower shall not be liable to pay any costs and expenses incurred by any member of the Group (if any) or the Bank or in respect of the syndication, assignment or transfer of all or any part of the Facilities by the Bank to any other person.

19.3     Enforcement costs

         The Principal Borrower shall, within three Business Days of demand, pay to the Bank the amount of all costs and expenses (including, without limitation, legal, valuation, accountancy and consultancy fees and out-of-pocket expenses and VAT payable thereon) incurred by the Bank in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

20.      REPRESENTATIONS

         20.1 Initial Representations

              Each Obligor makes the representations and warranties set out in schedule 8 hereto to the Bank on the date of this Agreement and on the Exchange Date and the Completion Date (save that, on the Completion Date, references to the "Group" or a "member of the Group" shall include the Target Group and members of the Target Group).

20.2     Repetition

         The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

         20.2.1 the date of each Utilisation Request and the first day of each Interest Period; and

         20.2.2 in respect of an additional Borrower, the day on which it becomes (or it is proposed that it becomes) an additional Borrower.

21.      INFORMATION UNDERTAKINGS

    The undertakings in this clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or the Bank has any obligation in respect of any Facility.

21.1     Financial Information

         The Principal Borrower shall supply to the Bank:

         21.1.1 as soon as the same become available, but in any event within 120 days after the end of each ARP the Audited Accounts of the Group for that ARP; and

         21.1.2 as soon as the same become available, but in any event within 180 days after the end of each ARP, the Audited Accounts of each Obligor for that ARP;

         21.1.3 as soon as the same become available, but in any event within 30 days after the end of each Month the consolidated Monthly Management Accounts of the Group for that Month; and

         21.1.4 as soon as the same become available but in any event within 90 days of the Group's half year the consolidated interim management accounts of the Group for such 6 month period.

21.2     Annual Budget and Balance Sheet

         In respect of each ARP of the Principal Borrower, the Principal Borrower shall submit to the Bank by no later than one month following the beginning of such ARP, itemised consolidated capital and revenue budgets and balance sheets for the Group, in a format acceptable to the Bank (acting reasonably), showing forecast trading and cash flow figures and all material acquisitions, disposals and other commitments proposed for that ARP, such budgets to be broken down on a monthly basis and, if appropriate, split between the different operations of the Group and setting out, in such detail as the Bank may reasonably require, the maximum aggregate amount of capital expenditure to be incurred by the Group during the ARP to which such budget relates and the class or classes of assets to be thereby acquired and any planned material disposals of assets. The Principal Borrower agrees that the terms of such capital expenditure budget, once submitted by the Bank, shall not change in relation to the relevant ARP, unless the Bank gives its prior written consent in writing.

21.3 Compliance Certificate and Verification

         21.3.1 The Principal Borrower shall supply to the Bank with each set of financial statements delivered pursuant to clause 21.1 where the date to which the same have been prepared is also a testing date of the financial covenants under clause 22.1 (Financial Covenants), a Compliance Certificate setting out (in reasonable detail) computations as to whether or not there has been compliance with clause 22.1 (Financial Covenants) and the Margin Reduction Targets as at the date as at which those financial statements were drawn up. Each such Compliance Certificate shall be signed by two directors (without personal liability) of the Principal Borrower (one of whom shall be the finance director of the Principal Borrower).

         21.3.2 The Principal Borrower shall use its reasonable endeavours to ensure that each set of Audited Accounts is also be accompanied by a certificate signed by the Principal Borrower's auditors (the "Auditors Certificate") which shall:

               (a)  be in a form acceptable to the Bank (acting reasonably);

               (b) demonstrate whether or not, as at the date of the relevant Audited Accounts, the ratios set out in clause 22.1 (Financial Covenants) have been achieved; and

               (c)  attach computations in reasonable detail verifying the same.

21.4     Investigations

         21.4.1 If the Bank has reasonable grounds for believing that either:

               (a) any financial statements or calculations provided under this Agreement are inaccurate or incomplete in any material respect; or

               (b) an Obligor is, or may shortly be, in breach of any of its material obligations under this Agreement,

         then the Principal Borrower will at its own expense, if so required by the Bank if the Bank considers it appropriate, instruct the Auditors to discuss the financial position of the Group with the Bank and to disclose to the Bank (and provide copies of) such information as the Bank may reasonably request regarding the financial condition and business of the Group.

         21.4.2 If, having taken the steps in 21.4.1 above the Bank (acting reasonably) believes that the provisions of clauses 21.4.1(a) or 21.4.1(b) still apply, then the Bank may instruct the Auditors (or other firm of accountants selected by the Bank) to carry out an investigation at the Principal Borrower's expense into the affairs, the financial performance and/or the accounting and other reporting procedures and standards of the Group, and the Principal Borrower will procure that full co-operation is given to the Auditors or other firm of accountants so selected.

21.5     Requirements as to financial statements

         21.5.1 Each set of financial statements delivered by the Principal Borrower pursuant to clauses 21.1.1 to 21.1.3 shall be certified by a director (without personal liability) of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up and each set of Monthly Management Accounts shall include the following:

               (a) a consolidated profit and loss account and balance sheet for the Group for such period;

               (b) a comparison of actual performance for each such period against budgeted performance as set out in the Annual Budget;

               (c) a commentary of the Management of the Principal Borrower in respect of the comparison referred to in clause (b) explaining such variances;

               (d)  details of the Group's:

                    (i)  missed call percentages;

                    (ii) sales and margin mix;

                    (iii) internet down-time percentage; and

                    (iv) conversion rate,

                                    for such period,

         and each set of Monthly Management Accounts for the end of each Quarterly Period shall also include a cash flow statement for the Group for such period;

         21.5.2 The Principal Borrower shall procure that each set of financial statements of an Obligor delivered pursuant to clauses 21.1.1 to
               21.1.3 are prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the immediately preceding financial statements for that Obligor unless, in relation to any set of financial statements, it notifies the Bank that there has been a change in GAAP, the accounting practices or financial reference periods and its Auditors (or, if appropriate, the Auditors of the Obligor) deliver to the Bank:

               21.5.2.1 a description of any change necessary for those
                    financial statements to reflect the GAAP, accounting practices and financial reference periods upon which that Obligor's previous financial statements were prepared; and

               21.5.2.2 sufficient information, in form and substance as may be reasonably required by the Bank, to enable the Bank to determine whether the Financial Covenants have been complied with and make an accurate comparison between the financial position indicated in those financial statements and the previous financial statements of the relevant Obligor.

                           Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the previous financial statements of the relevant Obligor were prepared.

         21.5.3 If any change in GAAP, the accounting practices or financial reference periods occurs as referred to in clause 21.5.2, the Bank and the Principal Borrower shall negotiate in good faith with the aim that the Financial Covenants may (if necessary) be amended to reflect the changes in GAAP, accounting practices applied or accounting periods applied in respect of such financial statements, PROVIDED THAT, if such negotiations are not concluded to the satisfaction of the Bank (acting reasonably) within a period of 30 days from the commencement thereof, the Principal Borrower agrees that it will provide financial statements on the same basis as applied immediately prior to such change.

21.6     Information: miscellaneous

         The Principal Borrower shall supply to the Bank :

         21.6.1 all documents dispatched by the Principal Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

         21.6.2 a copy of each quarterly return the Group makes to the Securities and Exchange Commission (in the USA) in accordance with its obligations in respect of its NASDAQ listing within 30 days of such return being made;

         21.6.3 a copy of each quarterly return the Group makes to the CAA in respect of the "free asset" test made by the CAA (together with any further documentation supplied in connection thereto by the Group) within 30 days of such return being made;

         21.6.4 promptly, such further information regarding the financial condition, business and operations of any member of the Group as the Bank may reasonably request; and

         21.6.5 at the same time as it delivers to the Bank the Monthly Management Accounts pursuant to clause 21.1.3, an update on the implementation of the Impact IT System and integration of the Target Group into the Group (and details of any changes from the integration plan delivered pursuant to clause 8.4), until such time as such implementation and integration has completed.

21.7     Notification of default

         21.7.1 Each Obligor shall notify the Bank of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

         21.7.2 Promptly upon a request by the Bank, the Principal Borrower shall supply to the Bank a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

22.      FINANCIAL CONDITION

         22.1 Financial Covenants

              While any amounts or liabilities (whether actual or contingent) are outstanding under the Finance Documents or the Bank has any obligation in respect of any Facility, the Principal Borrower shall procure that:

               22.1.1 Absolute EBIT

                      The amount of EBIT at the end of each Quarterly Period referred to below shall equal or exceed the amount set out opposite such period:

                      Quarterly Period Ending                                Amount ((pound))

                      30 June 2003                                            1,000,000
                      30 September 2003                                       6,750,000
                      31 December 2003                                       11,500,000
                      31 March 2004                                          12,000,000
                      30 June 2004                                           12,000,000
                      Thereafter                                             12,000,000


               22.1.2 Senior Debt minus Bond Liabilities/EBIT Ratio

                      The ratio of the aggregate amount of Senior Debt minus Bond Liabilities to EBIT in respect of each of the periods set out below, is not greater than the ratio specified in respect of such period:

                      Quarterly Period Ending                                Ratio

                      31 December 2003                                       2.75:1
                      31 March 2004                                          2.25:1
                      30 June 2004                                           2.00:1
                      Thereafter                                             2.00:1

               22.1.3 Senior Debt/EBIT Ratio

                      The ratio of the aggregate amount of the Senior Debt to EBIT, in respect of the periods set out below is not greater than the ratio specified in respect of such period:


                      Quarterly Period Ending                                Ratio

                      31 December 2003                                       4.0:1
                      31 March 2004                                          3.0:1
                      30 June 2004                                           2.5:1
                      Thereafter                                             2.5:1

               22.1.4 Total Debt Service Cover

                      The ratio of Operating Cash Flow (excluding any increase/decrease in Working Capital) to Total Debt Service at the end of each Quarterly Period following (and including) the Quarterly Period ending 30 September 2003 shall equal or exceed 1.5:1.0.

               22.1.5 Absolute Cash Flow

                      The amount of Operating Cash Flow at the end of each Quarterly Period referred to below shall equal or exceed the amount set out opposite such period:

                      Quarterly Period Ending                                Amount ((pound))

                      30 September 2003                                      11,000,000
                      31 December 2003                                        3,000,000
                      31 March 2004                                          20,000,000
                      30 June 2004                                           20,000,000
                      Thereafter                                             20,000,000


               22.1.6 Cash / Trade Creditor Ratio

                      The ratio of Cash to Trade Creditors (when measured by reference to the most recent Monthly Management Accounts or Audited Accounts) will at all times be at least equal to or 1.0:1, save in respect of the period to 1 May 2003 to 30 September 2003 when the ratio shall be equal to or exceed 0.9:1.

               22.1.7 Net Worth

                      The Net Worth (to be measured by reference to the most recent Monthly Management Accounts or Audited Accounts) will at all times during the periods listed below be not less than the amount set out opposite such period;

                      Period                                                      (pound)

                      Completion Date to 31 December 2003                       30,000,000
                      1 January 2004 to 29 September 2004                       37,500,000
                      Thereafter                                                37,500,000


22.2 Testing of Financial Covenants

         The Financial Covenants shall be tested by reference to:

         22.2.1 the Audited Accounts of the Group for the relevant ARP; and

         22.2.2 the Monthly Management Accounts of the Group for the relevant period,

         calculated (except for the Net Worth test under clause 19.1.7 and the ratio of Cash to Trade Creditors under clause 19.1.6 and when calculating the amount of Senior Debt, Bond

         Liabilities and Deferred Consideration, which shall all be calculated by reference to the relevant amount as at the relevant date and not on a rolling 12 Month basis) on a rolling 12 Month basis by reference to the 12 Months ending on the last day of the relevant period except during the period from 1 February 2003 to 31 December 2003 (inclusive) when the calculation shall be made on a cumulative basis from 1 February 2003.

22.3     Audited Accounts to prevail

         If, in respect of any period, there is any discrepancy between the information set out in the Monthly Management Accounts for such period and the information set out in the Audited
         Accounts for that period, the information in the Audited
         Accounts shall prevail.

22.4     Definitions

         In this Agreement the following terms shall have the following meanings:

         "Bond Liabilities" means the aggregate of the Group's liability (actual and contingent but without double-counting) under all guarantees, bonds, indemnities and sureties issues by any Group Company or on its behalf (and including any liability under any Bank Guarantees);

         "Cash" means, at any time, the aggregate amount of cash at bank (as such term is used in the relevant financial statements and in accordance with GAAP) of the Group;

         "Deferred Consideration" means the sum of (pound)3,000,000 payable to the Vendors pursuant to clause 6.1.1(iii) of the Acquisition Agreement;

         "EBIT" means for any period the consolidated profit of the Group for such period:

          (i) before taking into account all extraordinary items (whether positive or negative) but after taking into account all exceptional items (whether positive or negative) other than exceptional charges of up to (pound)7,900,000 in aggregate which may be incurred in 2003;

          (ii) before deducting all advance corporation tax, mainstream corporation tax and their equivalents in any relevant jurisdiction;

          (iii) before taking into account interest accrued as an obligation of or owed to any member of the Group whether or not paid, deferred or capitalised during such period;

          (iv) after deducting (to the extent otherwise included) any gain over book value arising in favour of the Group on the sale, lease or other disposal of any asset (other than the sale of trading stock) during such period and any gain arising on any revaluation of any asset during such period;

          (v) before deduction of any amount charged in respect of the costs of the Acquisition and any amount written off the value attributed to acquisition goodwill (in respect of the Acquisition and acquisitions which occurred prior to the date of this Agreement); and

          (vi) before deduction of Stock Compensation Charges incurred during such period;

         "EBITDA" means, for any period, EBIT adding back any amounts deducted in respect of depreciation charged;

         "FRS" means the Financial Reporting Standards issued by the Accounting Standards Board for application in England and Wales;

         "Net Worth" means, at any time, the aggregate of:

          (i) the amounts paid up, or credited as paid up, on the issued share capital of the Group;

          (ii) any credit balance on the consolidated profit and loss account of the Group after adding back any goodwill arising on the acquisition of the Target, to the extent that it has been amortised through the consolidation profit and loss account of the Group; and

          (iii) any amount standing to the credit of any other consolidated capital and revenue reserves of the Group, including any share premium account and capital redemption reserve;

         less the aggregate at such time of:

               (a) any debit balance on the consolidated profit and loss account of the Group, after adding back any goodwill arising on the acquisition of the Target, to the extent that it has been amortised through the consolidated profit and loss account of the Group;

               (b) any reserves attributable to interests of minority shareholders in any Subsidiary;

               (c) any amount shown in such consolidated balance sheet in respect of goodwill and other intangible assets (but ignoring any amount shown in such consolidated balance sheet in respect of goodwill arising on the acquisition of the Target); and

               (d) such part of the share capital or reserves as is, in the opinion of the Auditors, attributable to any writing up of any book values of any fixed assets after the Completion Date or, in the case of a company becoming a Group Company after the Completion Date, after the date of its becoming a Group Company, all as shown by the latest audited consolidated accounts of the Group or by the latest consolidated unaudited Monthly Management Accounts of the Group;

         "Operating Cash Flow" means in respect of any period, EBITDA for that period:

          (i) less any increase in Working Capital (or plus any decrease in Working Capital);

          (ii) less the amount of Capital Expenditure incurred in the period (after netting off the Net Proceeds received in relation to any disposal);

          (iii) less any costs incurred in respect of any acquisitions made after the Completion Date and permitted under clause 23.12.1;

          (iv) less payment of Taxes accounted for as advance corporation tax or mainstream tax in accordance with current tax legislation from time to time (net of any corporation tax repayments received);

          (v) less any capital repayments and adding back any capital receipts under finance leases and hire purchase agreements;

          (vi) less any exceptional charges (other than up to (pound)6,000,000 (in aggregate) of exceptional charges which may be incurred in
               2003), or plus any exceptional income, determined in accordance with FRS 3 to the extent these have not been taken into account elsewhere in determining EBIT (to avoid double counting) and to the extent paid (or received) in cash;

         "Senior Debt" means, at any time, the aggregate of:

          (i)  the Loans;

          (ii) the Group's liability (actual and contingent) under all other guarantees, bonds, indemnities and sureties issued by any Group Company or on its behalf (and including any liability under Bank Guarantees);

          (iii) the capital element of hire purchase and finance lease commitments of the Group; and

          (iv) the Deferred Consideration;

         "Senior Interest" means, in respect of a period, all interest, fees, commissions and charges payable by any Group Company on the Senior Debt for that period;

         "Stock Compensation Charges" means in respect of any period, the amount charged and/or released (as the case may be) to profits for that period in respect of share options and other share based incentive plans of the Group in accordance with GAAP;

         "Total Debt Service" means, in respect of any period, the aggregate of:

          (i) the principal amount of any Scheduled Repayments during such period;

          (ii) the amount of any Senior Interest payable during such period;

          (iii) the aggregate principal amount of all dividends and distributions (whether in cash or in specie and including, without limitation, share redemptions and purchases) paid by the Principal Borrower during such period;

         "Trade Creditors" means at any time the aggregate amount due to trade creditors of the Group but excluding any trade creditors which are also a Group Company;

         "Working Capital" means:

          (i) the aggregate amount receivable by each member of the Group from trade debtors (net of provisions for bad or doubtful debts), other debtors, prepayments and accrued income; plus

          (ii) stock and work-in-progress; less

          (iii) any amounts due to trade creditors and other creditors (excluding Financial Indebtedness under this Agreement) within one year (to include accruals (other than accruals of interest on Financial Indebtedness and accruals of dividends), deferred income, PAYE and VAT).

23.      NEGATIVE UNDERTAKINGS

         While any amounts are outstanding under the Finance Documents or the Bank has any obligation in respect of any Facility, the Principal Borrower shall not and the Principal Borrower shall procure that no member of the Group shall (unless the Bank otherwise consents in writing):

23.1     Changing any ARP

         alter its ARP from 31 December (other than in respect of the Target Group whose current ARP will end on 31 March 2003 but thereafter their ARP will end on 31 December). If the Bank consents to a change to its ARP, it may require such changes to the Financial Covenants and/or any other provisions of this Agreement as will fairly reflect the change to the ARP and the Principal Borrower shall procure that the ARPs of each member of the Group shall be the same;

23.2     Disposals

         sell, transfer, lease, lend or otherwise dispose of, whether by a single transaction or a number of transactions and whether related or not, the whole or any part of its undertaking, business or assets, save for:

         23.2.1 disposals of obsolete, damaged or redundant plant, equipment or vehicles on arm's length terms and for fair market value;

         23.2.2 disposals of stock or services in the ordinary course of business on arm's length terms for full consideration;

         23.2.3 disposals of cash in the ordinary course of business on arm's length terms not otherwise restricted by the terms of the Finance Documents;

         23.2.4 provided no Default has occurred and is continuing, disposals of assets not falling within clauses 23.2.1 to 23.2.3 (other than Material Intellectual Property or the sale of shares or any interest in any member of the Group or the Property) on arm's length terms, where the aggregate value in respect of all such disposals in any ARP does not exceed (pound)500,000;

         23.2.5 disposals of assets between UK Chargors;

         23.2.6 disposals of assets on arm's length terms by a member of the Group which is not a UK Chargor to a UK Chargor;

         23.2.7 provided no Default has occurred and is continuing, disposals of assets not falling within clauses 23.2.1 to 23.2.6 (other than Material Intellectual Property or any Property or the sale of shares or any interest in any member of the Group) on arm's length terms, where the proceeds of sale (net of Taxes applicable on the disposal and all reasonable third party costs, fees or expenses incurred by a Group Company in arranging and effecting that disposal) are applied towards the acquisition of a replacement asset within 6 months of such disposal (and pending such acquisition, such disposal proceeds shall be placed in a Net Proceeds Account, and if such proceeds are not so applied they shall be treated as Net Proceeds and applied to repay the Facilities in accordance with to clause 11.1.2(b)); and

         23.2.8 loans permitted under clause 23.4,

         (together the "Permitted Disposals");

23.3     Financial Indebtedness

         incur Financial Indebtedness other than:

         23.3.1 Financial Indebtedness under any Finance Document;

         23.3.2 Financial Indebtedness of the Group at any time in respect of all its finance leases or contracts for hire purchase up to a maximum aggregate liability over the term of the relevant leases or contracts of up to (pound)600,000 (or its equivalent in any other currency);

         23.3.3 Financial Indebtedness between Chargors;

         23.3.4 Financial Indebtedness owed by a Non-Chargor to a Chargor;

         23.3.5 Financial Indebtedness between Non-Chargors;

         23.3.6 trade credit extended on normal commercial terms in the ordinary course of business;

         23.3.7 Existing Barclays Indebtedness and any other Financial Indebtedness owed by any Group Company to the Bank;

         23.3.8 Financial Indebtedness in respect of Permitted Bonds;

         23.3.9 Financial Indebtedness owed by any Group Company to ABTA, IATA or the CAA (or their equivalent in any other jurisdiction) in respect of any Material Contracts and Membership (or their equivalent in any other jurisdiction);

         23.3.10 Financial Indebtedness of up to a maximum aggregate amount of (pound)25,000 owed by Bridge the World Travel Service Limited and charged pursuant to the rent deposit deed referred to in clause 23.7.7;

         23.3.11 unsecured Financial Indebtedness owed by the Target Group to Lloyds TSB Bank plc (where such Financial Indebtedness is not guaranteed by the Bank pursuant to a Bank Guarantee) and which has been approved in writing by the Bank;

         23.3.12 Financial Indebtedness of the Group to a person where such Financial Indebtedness is guaranteed by the Bank pursuant to a Bank Guarantee;

         23.3.13 Financial Indebtedness owed by a Chargor to a Non-Chargor which is permitted by clause 24.16.2;

23.4     Loans and Credits

         make any loans or grant any credit except for:

         23.4.1 trade credit extended on normal commercial terms in the ordinary course of business;

         23.4.2 loans made between UK Chargors;

         23.4.3 loans to employees of the Group not exceeding an aggregate amount of(pound)100,000 at any time; and

         23.4.4 loans permitted by clause 24.16.2;

23.5     Guarantees and Indemnities

         not give any guarantee, bond, indemnity or other assurance against financial loss or otherwise assume any liability except:

         23.5.1 under the Finance Documents;

         23.5.2 in respect of any obligations of any Obligor (where such obligations are incurred without breach of this Agreement);

         23.5.3 Financial Indebtedness permitted by clause 23.3;

         23.5.4 in respect of the obligations of any Non-Chargor and permitted by clause 24.16.2;

23.6     Factoring

         not enter into or permit to subsist any arrangement to sell or dispose of any debts, goods or constraints of a member of the Group which would have the commercial effect of factoring or discovering the underlying receivables or other income stream payable in respect of such debts, goods and constraints;

23.7     Security

         create or permit to subsist any Security on its undertaking, property or assets (or any part thereof other than):

         23.7.1 Security constituted or evidenced by the Security Documents;

         23.7.2 any lien arising by law or in the ordinary course of business;

         23.7.3 any netting or set-off arrangement entered into by any member of the Group in the ordinary course of any banking arrangements permitted to be entered into by the terms of this Agreement;

         23.7.4 any retention of title arrangements entered into in the ordinary course of business;

         23.7.5 Security to be discharged in full on the Completion Date;

         23.7.6 Security existing over any property or asset acquired by a Group Company (other than in connection with the Acquisition which Security is to be discharged simultaneously with Completion) provided that such Security is discharged in full as soon as practicable and in any event within 15 days of such acquisition;

         23.7.7 Security constituted by the rent deposit deed dated 1 June 1998 made by Bridge the World Travel Service Limited in favour of Capital and Counties PLC.

23.8     Transactions similar to Security

         23.8.1 sell or otherwise dispose of any of its assets on terms where such asset may be leased back to or re-acquired by any member of the Group (save if such sale or other disposal and lease back or reacquisition is between UK Chargors); or

         23.8.2 purchase any asset on terms providing for a retention of title by the vendor or on conditional sale terms or on terms having a like substantive effect to any of the foregoing except (i) for assets purchased in the ordinary course of trade on the normal commercial terms of the vendor, and (ii) for fixed assets acquired by stage payments payable by reference to the completion of certain works or the conversion of such fixed assets;

23.9     Options

         enter into or permit to subsist any arrangement whereby any person has the right (whether or not exercisable only on a contingency) to require any member of the Group:

         23.9.1 to purchase or otherwise acquire any property or any interest in property; or

         23.9.2 to sell or otherwise dispose of any property or interest in property;

23.10    Merger

         merge or consolidate with any other person (other than as part of a reconstruction, amalgamation or reorganisation on terms previously approved in writing by the Bank);

23.11    Joint Ventures

         form, enter into or operate any Joint Venture;

23.12    Acquisitions or Investments

         23.12.1 make any acquisition or investment, whether by a single transaction or a number of transactions and whether related or not, of or in relation to any business save for the Acquisition;

         23.12.2 lease (or otherwise acquire the use of) any premises, save for any lease entered into by a member of the Group in the ordinary course of its business;

23.13    Material change in business

         make any material change in the nature of the business carried on by the Group as at the date of this Agreement, or enter into any new or unrelated business;

23.14    Dividends and Distributions on shares - limited prohibition

         23.14.1 declare or pay any dividend on any of its shares; or

         23.14.2 pay any unpaid arrears and accruals of any dividend in respect of any of its shares; or

         23.14.3 make any other distribution of income or fees to members in respect of its shares,

         except:

         (i) dividends and distributions paid by a member of the Group to a Chargor; and

         (ii) dividends from the Principal Borrower to its members where the Bank has received, not less than ten
                  Business Days prior to a proposed dividend declaration or payment being made, written notice from the Principal Borrower stating the amount of the dividend to be paid and the scheduled date for payment.

23.15    Redemptions and distributions - total prohibition

         23.15.1 make any distribution of capital (whether in cash or specie) to its members; or

         23.15.2 redeem or purchase any of its shares; or

         23.15.3 otherwise reduce its capital;

23.16    Amendments to Principal Contracts

         make any material amendment to, waive, supplement or vary in any material respect the terms of the Acquisition Documents;

23.17    Appointment of Auditors

         appoint any auditors of the Principal Borrower or any other member of the Group (other than an Approved Auditor);

23.18    Other bank accounts

         after the Completion Date, open or maintain any bank account with any recognised bank or building society other than:

         23.18.1 accounts maintained with the Bank pursuant to the terms of the Finance Documents; and

         23.18.2 the accounts, details of which are set out in Schedule 11, which the Group may continue to maintain provided that:

               23.18.2.1 such accounts are operated and kept in credit at all times;

               23.18.2.2 the Principal Borrower provides the Bank with such information as it may reasonably request from time to time concerning such accounts;

               23.18.2.3 if the aggregate credit balance of all such accounts of any Non-Chargor exceeds (pound)750,000 (or its equivalent in any other currency), such excess shall promptly be transferred to an account with the Bank.

23.19    Dormant Group Companies

         carry on any trade or business through, nor transfer any assets into, any of the Dormant Group Companies, nor allow any Dormant Group Company to incur any liabilities (other than statutory liabilities) unless such Dormant Group Company has previously entered into a security document in form and substance satisfactory to the Bank;

23.20    Inter-company debt

         if any member of the Group is the creditor of any other member of the Group in respect of any indebtedness at any time, it shall not take any action to cause that indebtedness to become due or to be repaid unless no Default has occurred and the relevant debtor has sufficient readily available cash to pay such sum;

23.21    Announcements

         make, or permit any of its officers or employees to make any press release or other media communication in connection with the transactions contemplated by the Transaction Documents which refers to the Bank without previously agreeing its content with the Bank (such consent not to be unreasonably withheld or delayed). The Bank shall be entitled to make a press releases or other media communication itself in connection with the Acquisition with the prior written consent of the Principal Borrower (such consent not to be unreasonably withheld or delayed);

         23.22 Off-balance sheet financing

         enter into any off-balance sheet finance arrangements.

24.      POSITIVE OBLIGATIONS

    While any amounts are outstanding under the Finance Documents or the Bank has any obligation in respect of any Facility, the Principal Borrower shall and shall procure that each member of the Group shall (unless the Bank otherwise consents in writing):

24.1     Binding obligations

         subject to the Legal Reservations, ensure that all of the obligations of any Obligor under the Finance Documents will at all times constitute direct, enforceable and binding obligations of such Obligor;

24.2     Corporate status

         ensure that each member of the Group does all such things as are necessary to maintain its corporate existence (unless it is a Dormant Group Company which is the subject of a winding-up);

24.3     Pari Passu

         ensure that its payment obligations under the Finance
         Documents rank at least pari passu to the claims of all its other creditors, except for the obligations mandatorily preferred by law applying to companies generally;

24.4     Details of litigation

         advise the Bank forthwith of the details of any litigation, arbitration or other litigious or administrative proceeding which is formally commenced against any member of the Group and which involves or may involve an amount in excess of (pound)50,000 (including any costs likely to be incurred in relation to any such action);

24.5     Licences, registration and stamping

         ensure that there:

         24.5.1 shall be obtained, complied with and promptly renewed and maintained all Authorisations of;

         24.5.2 shall be made all filings, recordings, registrations or enrolments with; and

         24.5.3 shall be paid any stamp, registration or similar tax to be paid to,

         he CAA, ABTA, and IATA, any governmental authorities or gencies or courts (if any), which are required to be btained, complied with, renewed, maintained, made or paid by ny member of the Group by the CAA, ABTA, IATA or under any pplicable law or regulation in order to enable any member of he Group to perform its obligations under any Finance ocument to which it is a party, or to ensure the legality, alidity and enforceability of any such Finance Document with espect to it, or as are required to carry on the business of he Group;

24.6     Access

         upon reasonable notice being given by the Bank, the Principal Borrower will procure that any one or more representatives of the Bank and/or accountants or other professional advisers appointed by the Bank are allowed to have access during normal business hours to the assets, books and records of each member of the Group, and are able to inspect and copy the same (and for the avoidance of doubt this clause 24.6 shall not impose any obligation on the Group to meet any of the costs of the representatives and (or accountants and/or professional advisers appointed by the Bank);

24.7     Transaction Documents

         comply with all material terms of the Transaction Documents to which it is a party;

24.8     Insurance

         ensure that each Obligor will effect and maintain insurances at its own expense in respect of all of its assets and business with reputable insurers. Such insurances shall:

         24.8.1 provide cover (on terms commonly available in the relevant insurance markets) against all risks which are normally insured against by other companies carrying on similar businesses, including, without limitation, insurance against business interruption, loss of profits, product liability, professional indemnity, pollution and public liability;

         24.8.2 be in such amounts as would in the circumstances be prudent for such companies and shall include, without limitation, an entitlement to receive the full replacement or reinstatement value from time to time of any assets destroyed or otherwise becoming a total loss;

         24.8.3 procure that if the Bank so requests the interest of the Bank as mortgagee is noted on all relevant policies;

         24.8.4 comply with the terms of all such insurance policies, including any stipulations or restrictions as to use or operation of any asset and shall not do or permit to be done anything which may make such insurance policy void or voidable;

         24.8.5 procure that the Obligors shall punctually make all premium and other payments necessary for effecting or maintaining such insurances;

         24.8.6 if any default shall at any time be made by any Obligor in effecting or maintaining such insurance or in producing any such receipt to the Bank on demand or depositing any policy with the Bank pursuant to the Security Documents, the Bank may take out or renew such insurances in such sums as the Bank may think expedient and all moneys expended by the Bank under this provision shall be recoverable by the Bank under the Finance Documents;

         24.8.7 procure that the Obligors shall, if so required by the Bank, (acting reasonably) use all their reasonable endeavours to cause the policies of insurance maintained by them and in respect of which the Bank has requested its interest as mortgagee to be noted pursuant to clause 24.8.3 to be forthwith amended to include clauses in form satisfactory to the Bank to ensure that the policies shall not be voidable by the insurers as a result of any misrepresentation, non-disclosure of material facts or breach of warranty provided that in each case there shall have been no fraud or wilful deceit on the part of the insured Obligor, and each Obligor will supply on written request copies of each policy of insurance required to be maintained in accordance with this clause 24.8, together with the current premium receipts relating thereto;

24.9     Preservation of Intellectual Property

         ensure that each member of the Group will:

         24.9.1 observe and comply with all material obligations and laws to which it is subject in its capacity as registered proprietor, beneficial owner, user, licensor or licensee of its Material Intellectual Property or any part thereof;

         24.9.2 do all acts as are reasonably practicable to maintain, protect and safeguard its Material Intellectual Property (including the commencement of legal proceedings) and not discontinue the use of any of its Material Intellectual Property, nor, so far as it is able, allow it to be used in such a way that it is put at risk by becoming generic or by being identified as disreputable in any way;

         24.9.3 not change the specification referred to in any of its registration of any Material Intellectual Property or permit any disclaimer, condition, restriction, memorandum or other thing to be entered on the registration of any of the trade marks comprised within such Intellectual Property, the effect of which will be to materially and adversely affect the value of such trade marks;

         24.9.4 (save as pursuant to the Security Documents) not assign, sever, dispose of, or otherwise part with, control of its Material Intellectual Property;

         24.9.5 maintain a centralised record of all its Material Intellectual Property (including details of agents engaged in relation to registrations thereof); and

         24.9.6 as and when reasonably requested by the Bank, promptly provide the Bank with a copy of the record described in clause 24.9.5 and/or a written summary of all its Material Intellectual Property created or acquired since the date of this Agreement or the date of the last notification, in accordance with the provisions of this clause 24.9.6;

         24.9.7 make such registrations and pay such fees, registration Taxes and similar costs as are necessary to keep the registered Material Intellectual Property in force and record its interest in such Material Intellectual Property;

24.10    Environmental protection

         24.10.1 obtain all requisite Environmental Licences and comply in all material respects with (i) the terms and conditions of all Environmental Licences applicable to it and (ii) all other applicable Environmental Laws; and

         24.10.2 promptly upon receipt of the same, notify the Bank of any claim, notice or other communication served on it in respect of any alleged breach of or corrective or remedial obligation or liability under any Environmental Law; and

         24.10.3 indemnify the Bank, each receiver appointed under any Security Document and their respective officers, employees, agents and delegates (together the "Indemnified Parties") against any cost or expense suffered or incurred by them (except if caused by their own negligence or wilful default) which:

               (a) arises by virtue of any actual or alleged breach of any Environmental Law (whether by any Obligor, an Indemnified Party or any other person);

               (b) arises by virtue of the release or threatened release of, or exposure to any Dangerous Substance stored or handled upon, transported from, or otherwise associated with, the past or present Facilities or operations of any member of the Group; or

               (c)  arises in connection with an Environmental Claim,

               and which would not have arisen if the Finance Documents or any of them had not been executed;

24.11    Claims under Acquisition Documents

         having due regard to the practicalities of and likely benefits accruing from enforcement, take all action necessary to enforce its material rights in relation to warranties, undertakings and indemnities given to any member of the Group under the Acquisition Documents and take all action to enforce all other material rights and entitlements under the Acquisition Documents;

24.12    Taxes

          ensure that each member of the Group pays promptly all Taxes imposed upon it or any of its assets, income or profits or any transactions undertaken or entered into by it (unless the same is being diligently contested in good faith and appropriate provision for payment or settlement has been made in the most recent Monthly Management Accounts);

24.13    Pension schemes

         24.13.1 if requested by the Bank and if a Default if continuing, prepare and deliver actuarial reports in relation to the pension schemes for the time being operated by the Group;

         24.13.2 if any actuarial or other reports are prepared by or on behalf of a Group Company in order to comply with the then current statutory or auditing requirements in relation to any pension scheme being operated by the Group, promptly provide the Bank with a copy of such reports; and

         24.13.3 ensure that all such pension schemes are fully funded to the extent required by law, and in accordance with reasonable actuarial assumptions.

24.14    Conduct of Acquisition

         between the Exchange Date and the Completion Date:

         24.14.1 keep the Bank advised of the progress of the Acquisition and of all matters affecting or reasonably likely to affect the interest of the Bank arising in connection with the Acquisition (including particularly any matters relating to the Target Group) and the Principal Borrower shall provide the Bank with any information and copies of the professional advice received by it, as the Bank may reasonably request;

         24.14.2 disclose to the Bank all information which has come to its attention which is relevant to any decision whether or not to waive (or to consent to the waiver of) any condition of the Acquisition;

         24.14.3 ensure that all its material obligations in connection with the Acquisition and the Acquisition Documents and the Placing Agreement are strictly complied with and performed and take appropriate action to enforce the material obligations of the other parties to the Acquisition Documents and the Placing Agreement to which a member of the Group is a party (to the extent such Group Company is able to enforce such compliance and performance under the terms of those agreements);

         24.14.4 use all its reasonable endeavours to procure that any conditions to completion of the Acquisition are satisfied;

         24.14.5 promptly notify the Bank of any material breach of any of the Acquisition Documents and the Placing Agreement following it becoming aware of the same (including, but without limitation, any breach which would entitle the Principal Borrower not to complete the Acquisition or Evolution Beeson Gregory Limited not to complete its obligations under the Placing Agreement);

         24.14.6 if any breach of any Acquisition Documents or the Placing Agreement occurs, the Principal Borrower shall not waive any breach without the prior written consent of the Bank and if such breach would entitle the Principal Borrower not to complete the Acquisition, the Principal Borrower shall not complete the Acquisition without the Bank's prior written consent;

24.15    Further Security

         24.15.1 procure that any Material Subsidiary which is not a Chargor shall, at the request of the Bank, execute and deliver to the Bank a Deed of Accession (Guarantee), subject to any provisions of law prohibiting such person from entering into such documents. If the relevant Material Subsidiary is a Material Overseas Subsidiary the Bank may require such Material Overseas Subsidiary to enter into a further cross-guarantee (based on the law of the country in which such Material Subsidiary is incorporated), such further cross-guarantee to be in form and substance satisfactory to the Bank (acting reasonably) and imposing obligations no more onerous than those set out in the Guarantee (unless the Bank receives legal advice that additional obligations are necessary to enable it to have a valid and binding guarantee under the relevant local law). In addition, if the relevant Material Subsidiary is a Material Overseas Subsidiary, the Chargor shall also, at the request of the Bank, provide the Bank with a legal opinion in respect of such additional local-law guarantee or Deed of Accession (Guarantee) such legal opinion to be addressed to the Bank, in form and substance satisfactory to the Bank (acting reasonably) and from a law firm acceptable to the Bank (acting reasonably). Where any such prohibition as is referred to in this clause 24.15.1 exists, the Obligors shall use all their reasonable endeavours (including payment of all its own and third party costs and expenses incurred in connection with overcoming such prohibition or risk) to overcome the prohibition, and the Bank may (but shall not be obliged to) agree with the relevant member of the Group limitations on the extent of the Security granted by it to the extent that in the Bank's opinion, based on the advice of independent legal counsel acceptable to the Bank (the costs of which shall be for the account of the Principal Borrower), it is necessary to do so in order to overcome the prohibition or risk or desirable to do so in order to avoid doubts or limitations on the enforceability of any Security given or to be given by any member of the Group by such Obligor;

         24.15.2 procure that each other relevant member of the Group which is its Subsidiary shall, at its own expense execute and do all such assurances, acts and things as the Bank may reasonably require for perfecting or protecting the Security intended to be afforded by the Security Documents or, if the Security Documents have then become enforceable, for facilitating the realisation of all or any part of the assets which are subject to the Security Documents by the Bank or any receiver and in particular shall execute all transfers, conveyances, assignments and releases of that property whether to the Bank or to its nominees and give all notices, orders and directions which the Bank may reasonably think expedient;

24.16    Ring Fencing Arrangements

         24.16.1 ensure the business of the Chargors is carried on independently from and at arm's length to the business carried on by the Non-Chargors and, in particular, that any services or assets provided by a Non-Chargor to a Chargor (or vice-versa) are only provided to the extent required for the proper operation of the recipient's business and on arm's length terms for full market consideration payable in cash or on terms which would apply to any transactions on arm's length terms in the market generally;

         24.16.2 ensure that no Chargor shall:

               (a) make any loan, grant any credit or give or permit to subsist any security, guarantee, indemnity or financial accommodation or liability (whether actual or contingent) to or for the benefit of any Non-Chargor; or

               (b) subscribe for any shares, loan notes, debentures, commercial paper or other financial instrument issued or proposed to be issued by any Non-Chargor or underwrite any issue of the same, where the maximum aggregate liability (both actual and contingent) owed to all the Chargors by the Non-Chargors in any ARP exceeds (pound)500,000;

          24.16.3 if requested by the Bank, procure that any cash sums in excess of (pound)750,000 held by any Non-Chargor are to the extent it is lawful to do so promptly transferred by way of cash distribution, loan or other lawful method of transfer to a UK Chargor and that any legal procedures required to be undertaken in connection with any such transfers are duly undertaken;

24.17    Material Contracts and Membership

         promptly notify the Bank of any material amendment or proposed material amendment and any termination or proposed termination of any Material Contract and deliver within 5 days of receipt to the Bank a copy of any notice received or agreement made in relation thereto;

24.18    Minimum Security

         procure that at all times the aggregate total:

         24.18.1 gross assets of the Chargors is at least equal to 80 per cent of the aggregate total consolidated gross assets of the Group;

         24.18.2 EBITDA of the Chargors is at least equal to 80 per cent of the aggregate total consolidated EBITDA of the Group;

         24.18.3 Net Worth of the Chargors is at least equal to 80 per cent of the aggregate total consolidated Net Worth of the Group; and

         24.18.4 gross turnover of the Chargors is at least equal to 80 per cent of the aggregate total consolidated gross turnover of the Group,

         in the case of clauses 24.18.1, 24.18.3 and 24.18.4 based on the Monthly Management Accounts of the Group at the end of the most recent Quarterly Period and in the case of clause 24.18.2 based on the most recent Audited Accounts, in each case delivered pursuant to clause 21.

24.19    Airline Supply Agreements

         promptly notify the Bank if any agreement between a Group Company and an airline supplier, which accounts for more than 5% of Group turnover (as determined by the most recent financial statements delivered pursuant to clause 21.1) is materially altered or terminated (unless in respect of termination, if on termination such agreement is replaced by a new but otherwise similar agreement between a Group Company and the same airline supplier).

25.      EVENTS OF DEFAULT

         Each of the events or circumstances set out in schedule 9 is an Event of Default.

25.1     Acceleration

         On and at any time after the occurrence of an Event of Default which is continuing, the Bank may by notice to the Principal
         Borrower:

         25.1.1 declare that an Event of Default has occurred; and/or

         25.1.2 (subject to clause 7.4 (Keystone Events of Default) in respect of a Utilisation of the Revolving Credit Facility A, the Term Loan Facility B and the Guarantee Facility C (made on the

               Completion Date) cancel the Facilities whereupon they shall immediately be cancelled; and/or

         25.1.3 declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

         25.1.4 declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Bank; and/or

         25.1.5 declare all or any of the Security Documents to have become enforceable; and/or

         25.1.6 call for cash cover from any Obligor in respect of any actual or contingent liability assumed by the Bank in connection with the Guarantee Facility C; and/or

         25.1.7 (subject to clause 7.4 (Keystone Events of Default) in respect of a Utilisation of the Revolving Credit Facility A, the Term Loan Facility B and the Guarantee Facility C made on the Completion Date) suspend the right of any Obligor to make any further Utilisation.

25.2     Investigations and Reports

         Without prejudice to any other rights and remedies of the Bank, at any time after the occurrence of any Default, the Bank may while such Default is continuing commission any accounting, legal, property valuation, actuarial, environmental, insurance or other report or investigation as it considers necessary or appropriate to assist with the evaluation of its position or exposure in relation to the Facilities or the Group or any assets of the Group, and the Borrowers jointly and severally undertake to pay on demand on a full indemnity basis, all actual costs and expenses including out of pocket expenses, fees and value added tax thereon incurred by the Bank in connection with the preparation of such reports or the carrying out of such investigations and any advice given to the Bank with respect thereto.

26.      CHANGES TO THE OBLIGORS

         26.1 Assignments and transfer by Obligors

         No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

         26.2 Appointment of Principal Borrower as agent

         26.2.1 Each Obligor irrevocably appoints the Principal Borrower as its agent for the purposes of the Finance Documents.

         26.2.2 Each additional Borrower which accedes to this Agreement shall be deemed to appoint the Principal Borrower as its agent for the purposes of the Finance Documents by its execution of an Accession Letter.

         26.2.3 The Bank may rely on a document signed by the Principal Borrower as if each other Obligor had signed it.

         26.2.4 The Principal Borrower may give a good receipt for any sum payable by the Bank to each other Obligor.

         26.2.5 Any communication made by the Principal Borrower to the Bank shall be deemed to have been made with the consent of each other member of the Group.

27.      ASSIGNMENT AND TRANSFER

    The Bank shall be entitled to assign, novate or transfer or permit a participation in all or any part of the Facilities to a Qualifying Bank and the Borrowers undertake to execute and to procure that each Group Company will execute all documents that the Bank shall reasonably require to give effect to such assignment, novation, transfer or participation. After assignment, novation, transfer or participation of all or any part of the Facilities, the Borrower shall be entitled to prepay in full the Facilities provided that such prepayment shall be made together with all accrued interest on the Facilities and any Break Costs, but the Principal Borrower shall not be required to pay the prepayment fee under clause 11.3.

28.      PAYMENT MECHANICS

         28.1 Payments to the Bank

               28.1.1 On each date on which a Borrower is required to make a payment under a Finance Document, that Borrower shall make the same available to the Bank for value on the due date at the time and in such funds specified by the Bank as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

               28.1.2 Payment shall be made to such account as the Bank
                    specifies.

         28.2 Distributions by the Bank

                  The Bank may apply any amount received by it for a Borrower in or towards payment (or the date and in the currency and funds of receipt) of any amount due from a Borrower under a Finance Document, or in or towards purchase of any amount of any currency to be so accepted.

         28.3 Partial payments

               28.3.1 If the Bank receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Bank shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

                    (a) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Bank under the Finance Document;

                    (b) secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under the Finance Documents;

                    (c) thirdly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents; and

                    (d) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

               28.3.2 Clause 28.3.1 will override any appropriation made by an
                    Obligor.

28.4     No set-off by Obligors

         All payments to be made by an Obligor under the Finance
         Documents shall be calculated and be made without (and free and clear of any deduction save as required by law for) set-off or counterclaim.

28.5     Business Days

         28.5.1 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

         28.5.2 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.6     Currency of account

         28.6.1 Subject to clauses 28.6.2 to 28.6.5, Sterling is the currency of account and payment for any sum due from an Obligor under any Finance Document.

         28.6.2 A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

         28.6.3 Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

         28.6.4 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

         28.6.5 Any amount expressed in a Finance Document to be payable in a currency other than Sterling shall be paid in that other currency.

28.7     Change of currency

         28.7.1 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

               (a) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Bank (after consultation with the Principal Borrower); and

                    (b) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Bank (acting reasonably).

         28.7.2 If a change in any currency of a country occurs, this Agreement will, to the extent the Bank (acting reasonably and after consultation with the Principal Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.      SET-OFF

         29.1 The Bank may set off any matured obligation due from an Obligor under the Finance Documents against any matured obligation owed by that the Bank to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

         29.2 No Security is created by this clause 29.

30.      NOTICES

         30.1 Communications in writing

              Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

         30.2 Addresses

              The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

         30.2.1 in the case of the Principal Borrower, that identified with its name below;

         30.2.2 in the case of the Bank, that identified with its name below,

         or any substitute address, fax number or department or officer as either Party may notify to the other Party by not less than five Business Days' notice.

30.3     Delivery

         30.3.1 Subject to clause 30.3.2 any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

                    (a)  if by way of fax, when received in legible form; or

                    (b) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post, postage prepaid, in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under clause 30.2 (Addresses), if addressed to that department or officer.

         30.3.2 Any communication or document to be made or delivered to the Bank will be effective only when actually received by the Bank and then only if it is expressly marked for the attention of the department or officer identified with the Bank's signature below (or any substitute department or officer as the Bank shall specify for this purpose).

         30.3.3 Any communication or document made or delivered to the Principal Borrower in accordance with this clause will be deemed to have been made or delivered to each of the Obligors.

30.4     English language

         30.4.1 Any notice given under or in connection with any Finance Document must be in English.

         30.4.2 All other documents provided under or in connection with any Finance Document must be:

               (a)  in English; or

               (b) if not in English, and if so required by the Bank, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.      CALCULATIONS AND CERTIFICATES

         31.1 Accounts

         In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Bank are in the absence of manifest error prima facie evidence of the matters to which they relate.

31.2     Certificates and determinations

         Any certification or determination by the Bank of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3     Day count convention

         Any interest, commission or fee accruing under a Finance
         Document in relation to a Loan will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32.      PARTIAL INVALIDITY

    If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.      REMEDIES AND WAIVERS

    No failure to exercise, nor any delay in exercising, on the part of the Bank, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.      COUNTERPARTS

    Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

35.      GOVERNING LAW

    This Agreement is governed by English law.

36.      ENFORCEMENT

         36.1 Jurisdiction of English courts

               36.1.1 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

               36.1.2 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

               36.1.3 This clause 36.1 is for the benefit of the Bank only. As a result, the Bank shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Bank may take concurrent proceedings in any number of jurisdictions.

36.2     Service of Process

         Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

         36.2.1 irrevocably appoints the Principal Borrower as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

         36.2.2 agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

         36.2.3 agrees to appoint another agent with an address in England promptly upon request of the Bank, and authorises the Bank to appoint another agent if the Obligor fails to appoint one following that request.

36.3     Waiver of Immunity

         Each Obligor irrevocably:

         36.3.1 consents generally in accordance with the State Immunity Act 1978 to relief being given against it in England or any other jurisdiction by way of injunction or order for specific performance or for the recovery of any property whatsoever or other provisional or protective measures and to its property being subject to any process for the enforcement of a judgment or any process effected in the course or as a result of any action in rem; and

         36.3.2 waives and agrees not to claim any immunity from suits and proceedings (including actions in rem) in England or any other jurisdiction and from all forms of execution or attachment (including attachment prior to judgment and attachment in aid of execution) to which it or its property is now or may hereafter become entitled under the laws of any jurisdiction and declares that such waiver shall be effective to the fullest extent permitted by such laws and in particular the United States Foreign Sovereign Immunities Act of 1976.

37.      THIRD PARTY RIGHTS

    A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

38.      CONFLICT

    In the event of any conflict between the terms of any Finance Document and this Agreement, the terms of this Agreement shall prevail.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              Conditions precedent

                                     Part 1

                        Conditions precedent to Exchange

1. In respect of the Principal Borrower:

         1.1 a certificate of a director or the secretary to the effect that the requisite board resolutions, in the agreed terms, have been duly and properly passed at a duly convened and constituted meeting:

               1.1.1 authorising the execution, delivery and performance of those of the Finance Documents to which it is a party;

               1.1.2 authorising any director to sign those of the Finance
                    Documents to which it is a party and which require execution under hand; and

               1.1.3 authorising any two directors, or a director and secretary, to sign those of the Finance Documents to which it is a party and which require execution as a deed and to give any notices or certificates required in connection therewith and confirming that such resolutions are still in effect and have not been varied or rescinded;

         1.2 a certified copy of the resolutions of the board of directors, as are referred to in paragraph 1.1 of part 1 of this schedule 1;

         1.3 a certificate of a director or the secretary, in the agreed terms, to the effect that the execution of the Finance Documents does not contravene any provision of its constitution or trust deed or arrangement or instrument to which it is party; and

         1.4 a certified copy of its certificate of incorporation, change of name and memorandum and articles of association.

2.       This Agreement duly executed by the Principal Borrower.

3.       The Reports.

4. A certified copy of the executed Acquisition Documents and the Placing Agreement and a certified copy of the Circular in the agreed form.

5.       The Financial Assistance Pre Press Release Letter.

6. A certified copy of the Original Audited Accounts and the Original Monthly Management Accounts.

7. A copy of the latest consolidated audited accounts and monthly management accounts of the Target Group.

8.       The Pro Forma Financial Assistance Documents.

9. A copy of the agreed final form Resolutions and the related notices of extraordinary general meeting.

10. A copy of the agreed final form press announcement to be issued in connection with the Circular.

11.      Agreed forms of the Guarantee and a Share Pledge.

12. An engagement letter from the Auditors in relation to Section 159(2) of the Act in terms acceptable to the Bank in respect of the Whitewash Companies.

                                     Part 2

                       Conditions Precedent to Completion

1. In respect of the Whitewash Companies:

         1.1 a certificate addressed to the Bank from the Auditors, in the agreed terms, confirming certain matters in relation to Section 155(2) of the Act;

         1.2 a certificate, in the agreed terms, of two directors of each Whitewash Company certifying, in relation to such Whitewash Company, that (a) the giving of financial assistance constituted by the proposed entry by such Whitewash Company into the Finance Documents (or any of them) has been made lawful as provided for in Sections 155 to 158 of the Act and (b) an application under
               Section 157(2) of the Act for the cancellation of the resolution(s) approving the financial assistance cannot be made by virtue of the fact all shareholders have consented to, or voted in favour of, the resolution, such certificate having appended thereto the following documents:

               1.2.1 a statutory declaration by all of the directors of such
                    Whitewash Company, in the agreed terms, as required by
                    Section 155(6) of the Act in relation to such financial assistance, such statutory declaration to be in the prescribed form and having attached thereto the report addressed by the Auditors, in the agreed terms, complying with the provisions of Section 156(4) of the Act;

               1.2.2 a certified copy of the resolutions of the board of
                    directors of such Whitewash Company, approving the matters and things required to be done pursuant to this paragraph 1 and, in particular, the giving of such financial assistance; and

               1.2.3 a certified copy of the written resolution of all the members of such Whitewash Company approving the giving of financial assistance;

         1.3 execution by each Whitewash Company of a Deed of Accession (Guarantee);

         1.4 a certified copy of the certificate of incorporation and memorandum and articles of association of each Whitewash Company, together with certified copies of the minutes of the meetings of each members of each Whitewash Company, or written resolutions of such members re-registering Travelbag PLC as a private limited company and adopting such changes to the memorandum and articles of association of each Whitewash Company as the Bank shall have required, together also with a certificate of the secretary of the Whitewash Company confirming that such resolutions were duly and properly passed;

         1.5 a certificate of a duly authorised officer of each Whitewash Company, confirming that at the Completion Date the aggregate of the Financial Indebtedness of such Whitewash Company (including Financial Indebtedness under any of the Finance Documents) does not or, as the case may be, would not, if fully drawn, exceed any borrowing limit contained in the constitutional documents of such Whitewash Company, or in any trust deed or other agreement or instrument to which each Whitewash Company is a party;

         1.6 a certificate of two directors of each Whitewash Company, in the agreed terms, to the effect that the execution of the Finance Documents by such Whitewash Company does not contravene any provision of its constitution or trust deed or arrangement or instrument to which it is party with its constitution.

2. The List of Directors for each Whitewash Companies, certified by two directors of the Principal Borrower.

3. In respect of Callbookers Limited and Flightbookers Limited:

         3.1 a certificate of a director or the secretary to the effect that the requisite board resolutions, in the agreed terms, have been duly and properly passed at a duly convened and constituted meeting:

               3.1.1 authorising the execution, delivery and performance of those of the Finance Documents to which it is a party;

               3.1.2 authorising any director to sign those of the Finance
                    Documents to which it is a party and which require execution under hand; and

               3.1.3 authorising any two directors, or a director and secretary, to sign those of the Finance Documents to which it is a party and which require execution as a deed and to give any notices or certificates required in connection therewith and confirming that such resolutions are still in effect and have not been varied or rescinded;

         3.2 a certified copy of the resolutions of the board of directors, as are referred to in paragraph 3.1 of part 2 of this schedule 1;

         3.3 a certificate of a director or the secretary, in the agreed terms, to the effect that the execution of the Finance Documents does not contravene any provision of its constitution or trust deed or arrangement or instruments to which it is party;

         3.4 a certified copy of its certificate of incorporation, change of name and memorandum and articles of association; and

         3.5 a certified copy of a members resolution of each such company adopting such changes to its memorandum and articles of association as the Bank shall have required, together with a certificate of the secretary of such company confirming that such resolutions were duly and properly passed.

4. Evidence that all Financial Indebtedness of the Group (other than Financial Indebtedness permitted by clause 23.3) will contemporaneously with completion of the Acquisition Documents be discharged and released from:

         4.1 all guarantees and indemnities and similar documents granted by any of them in respect of the obligations of any other third party; and

         4.2 all Security existing immediately prior to the Completion Date, including, without limitation, all mortgages or charges will appear as undischarged in the mortgages register at the Companies Registration Office.

5. Execution by the Principal Borrower, the Whitewash Companies, Callbookers Limited and Flightbookers Limited of the Original Security Documents to which they are a party (together with delivery of all share certificates (other than in respect of the Target Shares) and stock transfer forms required in connection with the Share Pledges.

6.       Admission (as defined in the Placing Agreement) occurring.

7. Satisfaction that the Resolutions have been duly passed (and a certified copy of the same).

8. A certificate of a duly authorised officer of the Principal Borrower, confirming that at the Completion Date the aggregate of the Financial Indebtedness of the Principal Borrower (including Financial Indebtedness under any of the Finance Documents) does not or, as the case may be, would not, if fully drawn, exceed any borrowing limit contained in its constitutional documents, or in any trust deed or other agreement or instrument to which it is a party.

9. Satisfaction (which may be given by way of a certificate of a duly authorised officer of the Principal Borrower) that the Acquisition Documents and the Investment Documents have been entered into by all parties thereto, that each such agreement/instrument is in full force and effect and that other than Utilisation of the Facilities all the conditions precedent to such agreements/instruments have been satisfied, that no conditions or obligations contained therein have been waived or modified and that the Acquisition will occur simultaneously with the first Utilisation.

10. Evidence that the Principal Borrower has received in cleared funds at least(pound)25,500,000 by way of subscription for ordinary shares in the Principal Borrower.

11. The estimated pro-forma opening balance sheet for the Group as at Completion including summary details of all Financial Indebtedness of Group Companies as at the Completion Date, such summary to detail:

         11.1 Financial Indebtedness which is to be discharged on the Completion Date; and

         11.2 Financial Indebtedness which is to remain outstanding following the Completion Date (other than Financial Indebtedness constituted under the Finance Documents)).

12.      Bank Mandates for the Whitewash Companies.

13. A certificate, in the agreed terms, of a director or the secretary of the Principal Borrower, certifying that all Group Companies have all material licences and permissions necessary for the proper conduct of their respective businesses.

14.      CAA, ABTA and IATA approval of the Acquisition.

13. A certified copy of each of the Service Agreements and confirmation that no material condition or obligation contained therein has been waived or modified since the date they were executed.

14. The Funds Flow Statement (including an estimate of the final transaction costs and fees).

15.      A certified copy of the Material Contracts and Membership.

                                   SCHEDULE 2

                                    Requests

                                     Part 1

                               Utilisation Request

From:           [Borrower]
To:             Barclays Bank PLC
Dated:            200


Dear Sirs

[Principal Borrower] - [specify] FACILITY AGREEMENT DATED [DATE] 200 (the "Agreement")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2. We wish to borrow a Loan/you to issue a Bank Guarantee on the following terms:


        --------------------------------  [DATE]  200 (or,  if that is not a Business  Day, the next  Business
        Proposed Utilisation Date:        Day)
        --------------------------------- -----------------------------------------------------------------------
        --------------------------------- -----------------------------------------------------------------------

        Facility to be utilised:          [Revolving Facility A] [Term Loan Facility B] [Guarantee Facility C]
        --------------------------------- -----------------------------------------------------------------------
        --------------------------------- -----------------------------------------------------------------------

        Currency of Loan:                 Sterling
        --------------------------------- -----------------------------------------------------------------------
        --------------------------------- -----------------------------------------------------------------------

        Amount:                           or, if less, the Available Facility
        --------------------------------- -----------------------------------------------------------------------
        --------------------------------- -----------------------------------------------------------------------

        Interest Period:
        --------------------------------- -----------------------------------------------------------------------
        --------------------------------- -----------------------------------------------------------------------

        Bank Guarantee:                   [Insert relevant details]
        --------------------------------- -----------------------------------------------------------------------


3. [We confirm that each condition specified in clause 7.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request and that no Default is continuing or will occur as a result of the Loan being made. [In respect of Revolving Credit Facility A, Term Loan Facility B and Guarantee Facility C made on the Completion Date only - We confirm that no Keystone Event of Default is continuing or would result from the proposed Utilisation]

4.       The proceeds of this Loan should be credited to [account].

5.       This Utilisation Request is irrevocable.

Yours faithfully





-----------------------------------
authorised signatory for
[oname of relevant Borrower]

                                     Part 2

                      Selection Notice applicable to Loans

From:           [Borrower]
To:             Barclays Bank PLC
Dated:          2002


Dear Sirs

[Principal Borrower] - [specify] FACILITY AGREEMENT DATED [DATE] 2002 (the "Agreement")

1. We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2. We refer to the following Term/Revolving Loan in o with an Interest Period ending on [DATE] 200*.

         [INSERT DETAILS OF LOANS]

3. [We request that the above Term/Revolving Loans be divided into Term/Revolving Loans with the following Interest Periods:]**

         [specify]

         or

         [We request that the next Interest Period for the above Term/Revolving Loan[s] is [specify].]***

4. This Selection Notice is irrevocable.

Yours faithfully



authorised signatory for

[the Principal Borrower on behalf of]

[name of relevant Borrower]


--------
* Insert details of all Term Loans in the same currency which have an Interest Period ending on the same date.

** Use this option if division of Loans is requested.

*** Use this option if sub-division is not required.

                                   SCHEDULE 3

                             Mandatory Cost formulae

1. The Mandatory Cost is an addition to the interest rate to compensate the Bank for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Bank shall calculate, as a percentage rate the Mandatory Cost in accordance with the paragraphs set out below.

3. If the Bank is the lending from a Facility Office in a Participating Member State the Mandatory Cost will be the percentage notified by the Bank to be its reasonable determination of the cost (expressed as a percentage of all Advances and overdue amounts made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4. If the Bank is lending from a Facility Office in the United Kingdom, the Mandatory Cost will be calculated as follows in relation to each Advance or overdue amount:

         4.1  in relation to a Sterling Loan:

                AB + C(B - D) + E X 0.01    per cent per annum
                ________________________
                    1000 - (A + C)

          4.2  in relation to a Loan in any currency other than Sterling:

                 E X 0.01 per cent per annum.
                 ________
                   300

        Where:

        A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which the Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

        B is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in clause 12.3 (Default interest)) payable for the relevant Interest Period on the Loan.

        C is the percentage (if any) of Eligible Liabilities which the Bank is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

         D       is the percentage rate per annum payable by the Bank of England to the Bank on interest bearing Special Deposits.

        E is designed to compensate lenders for amounts payable under the Fees Rules and is calculated by the Bank as being the average of the most recent rates of charge supplied by the Reference Banks to the Bank pursuant to paragraph 7 below and expressed in pounds per (pound)1,000,000.

5. For the purposes of this schedule:

         5.1 "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

         5.2 "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

         5.3 "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

         5.4 "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. Any determination by the Bank pursuant to this schedule in relation to a formula, the Mandatory Cost or any amount payable to the Bank shall, in the absence of manifest error, be conclusive and binding on all Parties.

8. The Bank may from time to time, after consultation with the Principal Borrower, determine and notify to all Parties any amendments which are required to be made to this schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 4

                            Form of Accession Letter

To:               BARCLAYS BANK PLC as Bank
From:             [Subsidiary] and [Principal Borrower]
Dated:              200
Dear Sirs

[Principal Borrower] - [specify] FACILITY AGREEMENT DATED [DATE] 200 (the "Agreement")

1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement has the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2. [Subsidiary] agrees to become a Borrower and to be bound by the terms of the Facility Agreement as Borrower under the Guarantee Facility C pursuant to clause of the Facility Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction]. Please confirm your agreement by signing and dating this letter.

3.       [Subsidiary's] administrative details are as follows:

         Address:

         Fax No:

         Attention:

4. This Accession Letter is governed by English law.

[Principal Borrower]                                [Subsidiary]

By:__________________________       By: _________________________





Bank

We accept the Subsidiary acceding as a Borrower with effect from

By:__________________________

    Bank

Date:...................................

                                   SCHEDULE 5

                         Form of Compliance Certificate

To:               BARCLAYS BANK PLC as Bank
From:             [Principal Borrower]
Dated:             200
Dear Sirs

[Principal Borrower] - [specify] FACILITY AGREEMENT DATED [DATE] 200 (the "Agreement")

1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.       We confirm that: [Insert details of covenants to be certified]

3.       [We confirm that no Default is continuing.]1



Signed:   _______________________________                  ____________________
               Director of                                 Director of

               [Principal Borrower]                       [Principal Borrower]

[insert applicable certification language]2



------------------------------------

for and on behalf of

[name of auditors of the Principal Borrower]3


1 If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

2 To be agreed with the Company's auditors and the Bank prior to signing the Agreement.

3 Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. To be agreed with the Company's auditors prior to signing the Agreement.

                                   SCHEDULE 6

                                 Group Structure

                                     Part A

                                (Pre-Completion)


                                            Country        of  Principal activity  Class       of  Percentage  of
                                            Incorporation                          Shares held     shares     and
                                                                                                   voting rights

Ebookers plc                                England            Holding Co          N/A             N/A
Subsidiary undertakings of ebookers plc
La Compagnie Des Voyages SA                 France             Travel agent        Ordinary        100%
ebookers.com                                Germany            Travel agent        Ordinary        100%
Deutschland GmbH
ebookers.com SA                             Switzerland        Travel agent        Ordinary        100%
ebookers.ie        Limited       (formerly  Ireland            Travel agent        Ordinary        100%
Flightbookers Limited)
Take Off Reisen GmbH (formerly TIBUR GmbH)  Germany            Travel agent        Ordinary        100%
Oy ebookers Finland Ltd                     Finland            Travel agent        Ordinary        100%
ebookers.no AS                              Norway             Travel agent        Ordinary        100%
Airways MIC AB                              Sweden             Travel agent        Ordinary        100%
Reisbureau Nova BV                          Netherlands        Travel agent        Ordinary        100%
Viajes Dimensiones SL                       Spain              Travel agent        Ordinary        100%
Callbookers Limited                         England            Holding Co.         Ordinary        100%
Mr Jet AB                                   Sweden             Travel agent        Ordinary        100%
Gate Pacific Limited                        Mauritius          Holding Co          Ordinary        100%
Studentbookers.com Ltd                      England            Dormant             Ordinary        100%
ebookers.com Ltd                            England            Dormant             Ordinary        100%
Insurancebookers.com Ltd                    England            Dormant             Ordinary        100%
Hotelbookers Ltd                            England            Dormant             Ordinary        100%
Flightbookers.com Ltd                       England            Dormant             Ordinary        100%
Cruisebookers Ltd                           England            Dormant             Ordinary        100%
Subsidiary  undertakings  owned by Airways
MIC AB
STT Airways AB                              Sweden             Travel agent        Ordinary        100%
Biljettakuten AB                            Sweden             Dormant             Ordinary        100%
STT Airways Net AB                          Sweden             Dormant             Ordinary        100%
STT Airways Business AB                     Sweden             Dormant             Ordinary        100%
ebookers.se AB                              Sweden             Dormant             Ordinary        100%
Subsidiary undertakings owned by
Callbookers  Limited
Flightbookers Ltd                           England            Travel agent        Ordinary        100%
Subsidiary undertakings owned by Mr Jet AB
Mr Jet OY                                   Finland            Dormant             Ordinary        100%
Mr Jet OY                                   Denmark            Travel Agent        Ordinary        100%
Mr Jet OY                                   Norway             Travel Agent        Ordinary        100%
Subsidiary   undertakings  owned  by  Gate
Pacific Limited
Technovate Data and Services Private Ltd    India              Call    Centre   &  Ordinary        100%
                                                               Back     Office Services


                                     Part B
                                     ------
                             (as at Completion Date)
                             -----------------------


                                  EBOOKERS PLC
                                 (CRN: 3818962)
                                      |
                         ------------------------------
                         |                             |  100%
                         |                             |
         Group Structure as per Part A       Travelbag Holdings Limited
                                                 (CRN:3957361)
                                                       |
                                                       |
                                                       |
                                              -------------------
                                              |                 |
                                              |                 |
                                    Bridge the world     Travelbag PLC
                                    Travel Service       (CRN: 1434872)
                                    Limited                     |  45.8%
                                    (CRN:2332143)               |
                                                                |
                                                    -----------------------
                                                    |                     |
                                                    |                     |
                                         Travelbag Australia     Prittelwell Pty
                                                 Pty Limited             Limited
                            (Registered in Australia Dormant
                                       with number 090912664)



In this Schedule 6 Dormant indicates a Dormant Group Company

                                   SCHEDULE 7

                         Definitions and Interpretations

1.       Definitions

    In this Agreement:

    "ABTA" means the Association of British Travel Agents;

    "Accession Letter" means a document substantially in the form set out in schedule 4 (Form of Accession Letter);

    "Accountants Reports" means the reports (including the documents annexed thereto), in the agreed terms, prepared by Deloitte & Touche on each of the Acquisition and the Principal Borrower addressed to, amongst others, the Bank;

    "Acquired Assets" means the Target Shares to be acquired by the Principal Borrower pursuant to the terms of the Acquisition Documents;

    "Acquisition" means the acquisition of the Target Shares to be acquired by the Principal Borrower pursuant to the terms of the Acquisition Documents;

    "Acquisition Documents" means the sale and purchase agreement (the "Acquisition Agreement"), tax deed and all other assignments, transfers, instruments and documents pursuant to which the Acquisition is to be made and to which, the Principal Borrower is a party, each in the agreed terms;

    "Act" means the Companies Act 1985;

    "Acting in Concert" has the meaning defined in the City Code on Takeovers and Mergers;

    "Advance" means, as the case may be, a Revolving Credit Advance and/or a Term Loan B Advance;

    "Annual Budget" means the annual budget to be provided by the Principal Borrower to the Bank in accordance with clause 21.2 (Annual Budget) of this Agreement in respect of each ARP;

    "Approved Auditors" means any of Ernst and Young, KPMG,
    PricewaterhouseCoopers or Deloitte & Touche or any amalgamation or successor of any of them and "Approved Auditor" means any of them;

    "ARP" shall have the meaning given to the expression "Accounting Reference Period" by section 224 of the Act;

    "Articles of Association" means, in relation to any member of the Group, its articles of association;

    "ATOL" means any air transport operators licence granted by the CAA;

    "Audited Accounts" means the consolidated audited accounts of the Group or the relevant member of the Group (as the case may be);

    "Auditors" means Deloitte & Touche or any other Approved Auditor;

    "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

    "Available Facility" means, as appropriate, the Available Revolving Credit Facility A, the Available Term Loan Facility B and the
    Available Guarantee Facility C;

    "Available Guarantee Facility C" means the amount of the Guarantee Facility C less the aggregate of (but without double counting):

         (i) any cancellation or reduction of the Guarantee Facility C pursuant to this Agreement;

         (ii) the aggregate original amount (including actual and contingent liabilities) of Bank Guarantees already made;

         (iii) any relevant Bank Guarantee which has been requested by the Principal Borrower in accordance with the terms of this Agreement but not yet issued by the Bank;

    "Available Revolving Credit Facility A" means the amount of the Revolving Credit Facility A from time to time less the aggregate of:

         (i) any cancellation or reduction of the Revolving Credit Facility A pursuant to this Agreement;

         (ii)     the Revolving Loan;

         (iii) any relevant Revolving Credit Advance which has been requested by the Principal Borrower in accordance with the terms of this Agreement but not yet advanced by the Bank;

    "Available Term Loan Facility B" means the amount of the Term Loan Facility B less the aggregate of (but without double counting):

         (i) any cancellation or reduction of the Term Loan Facility B pursuant to this Agreement;

         (ii) the aggregate original principal amount of Term Loan B Advances already made (whether or not the same remain outstanding);

         (iii) any relevant Term Loan B Advance which has been requested by the Principal Borrower in accordance with the terms of this Agreement but not yet advanced by the Bank;

         "Bank Guarantee" means any guarantee, bond or indemnity issued (including, but without limitation any deemed to have been issued pursuant to clause 6.2.3) by the Bank in respect of the obligations of the Group, under the Guarantee Facility C;

    "Bank's Spot Rate of Exchange" means the Bank's spot rate of exchange for the purchase of the relevant currency with Sterling in the London foreign exchange market at or about 11.00am on a particular day;

    "Borrower" means each of the Principal Borrower and any other Group Company which has from time to time been approved in writing by the Bank and which has executed and delivered to the Bank a deed of accession in the form of schedule 4 and PROVIDED THAT such acceding Group Company shall only be permitted to utilise the Guarantee Facility C and "Borrowers" means all or any of them from time to time;

    "Break Costs" means the amount (if any) by which:

         (i) the interest in respect of any Facility (excluding Margin) which the Bank should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds:

         (ii) the amount which the Bank would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period;

    "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London;

    "CAA" means the Civil Aviation Authority;

    "Capital Expenditure" means any expenditure which should be treated as capital expenditure in the Audited Accounts of the Group in accordance with GAAP;

    "Chargor" means any member of the Group which has entered into a Security
     Document in favour of the Bank;

    "Circular" means the circular in the agreed form to be issued in respect of the Principal Borrower in respect of the Acquisition;

    "Commitment Period" means:

         (i) in relation to Revolving Credit Facility A, the period beginning on the date of this Agreement and ending on 31 December 2007;

         (ii) in relation to the Term Loan Facility B, the period beginning on the date of this Agreement and ending on 28 February 2003;

    "Completion" means completion of the Acquisition pursuant to the terms of the Acquisition Documents;

    "Completion Date" means the date of Completion;

    "Compliance Certificate" means a certificate substantially in the form set out in schedule 5 (Form of Compliance Certificate);

    "Control" in the context of person(s) having control over a company, means a person or persons Acting in Concert:

         (i) controlling, or being able to control, the composition of that company's board; or

         (ii) in accordance with whose directions a majority of the members of that company's board habitually act; or

         (iii) legally, or ultimately or beneficially, holding (directly or indirectly) more than 50% of that company's issued equity share capital;

    "Dangerous Substances" means any radioactive omissions or noise and any natural or artificial substance (in whatever form) the generation, the transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) and (including without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous substance or waste, gives rise to a risk of causing harm to man or any other living organism or damaging the environment, public health or welfare;

    "Deed of Accession (Guarantee)" means the deed of accession to the Guarantee (in the form set out in the Guarantee);

    "Default" means an Event of Default or any event or circumstance specified in schedule 9 (Events of Default) which (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing in each case as provided in clause 25) would constitute an Event of Default;

    "Dormant Group Company" means a Group Company which does not trade, is not required to make entries into its accounting records in accordance with section 221 Companies Act 1985 and does not hold or own any material assets of an aggregate value in excess of (pound)10,000 as set out in the Group Structure in schedule 6;

    "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Laws or Environmental Licences;

    "Environmental Contamination" means each of the following and their consequences:

         (i) any release, omission, leakage or spillage of any Dangerous Substance at or from any site owned, occupied or used by any member of the Group or into any part of the environment; or

         (ii) any accident, fire, explosion or sudden event in any site owned, occupied or used by any member of the Group which is directly or indirectly caused by or attributable to any Dangerous Substance; or

         (iii)    any pollution of the environment;

    "Environmental Laws" means and includes the following:

         (i) all European Community, national, regional, or local statutes, treaties or other laws or legislation concerning health, safety or environmental matters which are applicable to the business or to any real property owned, occupied, held or used by the Group at or prior to the date hereof and all regulations made thereunder together with any guidance, circulars or codes of practice (insofar as they are capable of having the force of law) including any amendment, re-enactment or consolidation thereof (whether or not applicable at the date hereof); and

         (ii) judicial and administrative interpretation of each of the foregoing;

    "Environmental Licences" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group;

    "euro" or "(euro)" means the single currency introduced by Council Regulation (EC) No. 974/98;

    "Event of Default" means any event or circumstance specified as such in clause 25 (Events of Default);

    "Exchange Date" means the date the Acquisition Agreement is signed;

    "Existing Barclays Indebtedness" means any Financial Indebtedness incurred by any member of the Group to the Bank prior to the Completion Date;

    "Facilities" means together the Revolving Credit Facility A, the Term Loan Facility B and the Guarantee Facility C and "Facility" means any of them;

    "Facility Office" means the office or offices through which the Bank will perform its obligations under this Agreement;

    "Finance Document" means this Agreement, the Bank Guarantees, any Accession Letter, the Security Documents and any other document designated as such by the Bank and the Principal Borrower as such documents may be amended, varied, novated or restated from time to time;

    "Financial Assistance Pre Press Release Letter" means the letter from Deloitte & Touche to, inter alia, the Bank in the agreed terms;

    "Financial Covenants" means the Financial Covenants set out in clause 22 (Financial Condition) (each a "Financial Covenant");

    "Financial Indebtedness" means any indebtedness for or in respect of:

         (i)      monies borrowed;

         (ii) any amount raised by acceptance under any acceptance credit facility;

         (iii) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

         (iv) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

         (v) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

         (vi) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

         (vii) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the market to market value shall be taken into account);

         (viii) any interest rate or currency swap, cap, ceiling, collar, floor or option (whether over the counter or exchange traded) or any similar hedging or treasury transaction;

         (ix) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

         (x) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (i) to (viii) above;

    "Funds Flow Statement" means the funds flow statement in the agreed terms prepared by the Principal Borrower;

    "GAAP" means in relation to the accounts of any company generally accepted accounting principles in the United Kingdom;

    "Group" means the Principal Borrower and its Subsidiaries for the time being and "Group Company" or "member of the Group" shall mean any one of them as the context so requires;

    "Group Structure" mean the group structure set out in schedule 6;

    "Guarantee" means the guarantee in the agreed terms dated on the Completion Date entered into by the Principal Borrower, the Whitewash Companies, Callbookers Limited and Flightbookers Limited and made in favour of the Bank;

         "Guarantee Facility C" means the guarantee facility made available to the Borrowers pursuant to clause 5 (The Facilities) in the maximum principal amount of (pound)10,000,000 or such other amount as the Bank and the Principal Borrower may agree;

    "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;

    "IATA" means the International Air Transport Association;

    "Insurance Report" means the report, in the agreed terms, on the Target prepared by Stirling Insurance Brokers ;

    "Intellectual Property" means all legal and/or equitable interest (including, without limitation, the benefit of all licences in any part of the world) of the Group, in or relating to registered and unregistered trade marks and service marks, patents, registered designs, utility models, applications for any of the foregoing, trade names, copyrights, design rights, unregistered designs, inventions, confidential information, know-how, registerable business names and any other rights of member of the Group;

    "Interest Period" means, in relation to a loan, each period determined in accordance with clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 12.3 (Default interest);

    "Investment Documents" means the Articles of Association of the Principal Borrower, the Circular and the Placing Agreement;

    "Joint Venture" means any joint venture entity, whether a company, unincorporated firm, undertaking, joint venture, association, partnership or other entity, in which any member of the Group has an interest from time to time;

    "Keystone Event of Default" means the following Events of Default:

         (i)      paragraph 1 of schedule 9;

         (ii) paragraph 3.1 of schedule 9 to the extent that it results from a breach of clause 24.14;

         (iii) paragraph 4 of schedule 9, to the extent that it results from breach of paragraphs 1, 2, 3 or 4 of schedule 8; and

         (iv) paragraphs 6 to 8 of schedule 9 (inclusive) and paragraph 12 but on the basis that references therein to "Group" or "member of a Group" include only those members of the Group and the Target Group which are (or would be) a Material Subsidiary (and when calculating the Financial Indebtedness of the Target, any intra-group debt owed by it and to be repaid pursuant to the Acquisition Documents shall be excluded);

    "Legal Due Diligence Report" means the legal due diligence report on the Target, in the agreed terms, prepared by Linklaters and addressed to, amongst others, the Bank;

    "Legal Reservations" means the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, re-organisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim, rules against contractual penalties and similar principles;

    "LIBOR" means, in relation to any Loan:

         (i)      the applicable Screen Rate; or

         (ii) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Bank at its request quoted by the Reference Banks to leading banks in the London interbank market, as of 11:00am on the first day of the relevant Interest Period for that Loan or overdue amount for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan;

    "List of Directors" means a list of the names of all of the directors of each Whitewash Company holding office at the date of the giving of the statutory declarations referred to in schedule 1 in respect of the Whitewash Companies;

    "LMA" means the Loan Market Association;

    "Loans" means together the Revolving Loan and the Term Loan and "Loan" means any of them;

    "Management Team" means Peter Richard Liney and Peter Hamilton Bradshaw and "member of the Management Team" or "Manager" means any of them;

    "Mandatory Cost" means the percentage rate per annum calculated by the Bank in accordance with schedule 3 (Mandatory Cost formulae);

    "Margin" means in relation to:

         (i) Revolving Credit Facility A, 2.25 per cent per annum;

         (ii) Term Loan Facility B, 2.25 per cent per annum;

         (iii) Guarantee Facility C, 2.25 per cent per annum,

    or such other amount as may be specified from time to time in accordance with clause 12 of this Agreement;

    "Margin Reduction Targets" means the Margin Reduction Targets described in clause 12.4 (Reduction of Margin);

    "Material Adverse Effect" means any event or circumstance which (when taken alone or together with any then prevailing event or circumstance) is reasonably likely in the opinion of the Bank (acting reasonably):

         (i) to materially adversely affect the ability of any Obligor to perform and comply with its payment obligations under the Finance Documents; and/or

         (ii) to materially adversely affect the business, assets or financial condition of the Group taken as a whole; and/or

         (iii)    to result in a breach of any Financial Covenant; and/or

         (iv) to adversely affect the legality, validity or enforceability (subject to the Legal Reservations) of the Finance Documents;

    "Material Contracts and Membership" means any ATOL and membership by the Group with the CAA, ABTA and IATA;

    "Material Intellectual Property" means any Intellectual Property which is material to the business of the Group including, but without limitation, the trading name of any Chargor;

         "Material Overseas Subsidiary" means any Material Subsidiary whose place of incorporation is outside the United Kingdom;

    "Material Provisions" means the following clauses of this Agreement:

         (i) clause 21.1 (Financial information);

         (ii) clause 21.2 (Annual Budget);

         (iii) clause 23.2 (Disposals);

         (iv) clause 23.3 (Restrictions on Financial Indebtedness);

         (v) clause 23.7 (Security);

         (vi) clause 23.14 (Dividends on shares);

         (vii) clause 23.15 (Redemptions and distributions - total prohibition);

         (viii) in respect of the period up to the Completion Date only, clause 24.14 (Conduct of Acquisition);

         "Material Subsidiary" means:

          (a)  each Obligor; and

          (b)  each other Group Company:

               (i) whose gross assets represent 5 per cent. or more of the consolidated gross assets of the Group; or

               (ii) whose EBITDA represent 5 per cent. or more of the
                    consolidated EBITDA of the Group; or

               (iii) whose Net Worth represents 5 per cent. or more of the consolidated Net Worth of the Group; or

               (iv) whose gross turnover is at least equal to 5% of the
                    consolidated gross turnover of the Group,

                  in the case of paragraphs (i), (iii) and (iv) based on the Monthly Management Accounts of the Group at the end of the most recent Quarterly Period and in the case of paragraph
                  (ii), based on the most recent Audited Accounts, in each case delivered pursuant to clause 21;

    "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

         (i) (subject to paragraph (iii) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one or, if there is not, on the immediately preceding Business Day;

         (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

         (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

    The above rules will only apply to the last Month of any period;

    "Monthly Management Accounts" means each set of consolidated management accounts of the Group, prepared by the Principal Borrower as at the end of each Month, such accounts being in a form and delivered in a manner to the Bank as required by clause 21.1 (Financial Information);

    "Net Proceeds" means:

         (i) the consideration received by any member or members of the Group in respect of the disposal to any person who is not a member of the Group of all or any part of its business, undertaking or assets (including the amount of any intercompany debt repaid to continuing members of the Group) but excluding a disposal permitted under clause 23.2 (Disposals) net of all Taxes applicable on, or to any gain resulting from, the disposal and of all reasonable third party costs, fees or expenses incurred by a Group Company in arranging and effecting that disposal; and/or

         (ii)     the proceeds of any claim:

                  (a) against the Vendors under the relevant Acquisition Documents after deduction of all Taxes applicable on, and all reasonable costs, fees and expenses incurred in connection with such claim (and including, without limitation, any amount recovered under any insurance policy referred to in the relevant Acquisition Documents); and/or

                  (b) for loss or destruction of or damage to property of a member of the Group under any insurance policy;

    "Net Proceeds Account" means an interest bearing deposit account in the name of the Principal Borrower with the Bank and charged to the Bank (such charge to be in form and substance satisfactory to the Bank, acting reasonably) into which certain Net Proceeds are to be paid pursuant to this Agreement;

    "Non-Chargor" means any member of the Group which is not a Chargor;

    "Non-Obligor" means any member of the Group which is not an Obligor;

    "Obligation" means any obligation or liability of an Obligor to the Bank under a Finance Document;

    "Obligor" means a Borrower or a Chargor;

    "Original Audited Accounts" means the consolidated audited accounts of the Principal Borrower for the financial year ending 31 December 2001 and delivered to the Bank in accordance with clause 7.1;

    "Original Monthly Management Accounts" means the consolidated management accounts of the Principal Borrower for the period ending 31 October 2002 and delivered to the Bank in accordance with clause 7.1;

    "Original Security Documents" means the Guarantee and the Share Pledges;

    "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union;

    "Party" means a party to this Agreement;

    "Permitted Bonds" means any of the bonds referred to in Schedule 10 together with their replacements or substitutes and any other bonds issued by an insurance company to ABTA, IATA or the CAA (or their equivalent in any other jurisdiction) in respect of a Group Company's obligations under any Material Contracts and Membership (or their equivalent in any other jurisdiction);

    "Permitted Financial Indebtedness" means all Financial Indebtedness under this Agreement, including, but not limited to, the Financial Indebtedness permitted under clause 23.3;

    "Placing Agreement" means the placing agreement and placing letters in relation to the Principal Borrower in the agreed terms;

    "Principal Borrower" means EBOOKERS PLC (CRN: 3818962);

    "Pro Forma Financial Assistance Documents" means the documents relating to financial assistance substantially in the agreed terms or with such amendments thereto as the Bank may reasonably require in accordance with best practice having regard to the circumstances prevailing at the time of the intended execution of such documents;

    "Property" means any other freehold or registered leasehold property held by any Obligor from time to time;

    "Qualifying Bank" means:

         (i) a lender:

                  (a) which is a bank (as defined for the purpose of section 349 of the Taxes Act) making an advance under a Finance Document; or

                  (b) in respect of an Advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 349 of the Taxes Act) at the time that that Advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that Advance; or

         (ii) a bank or financial institution which is:

                  (a) a company resident in the United Kingdom for United Kingdom tax purposes;

                  (b) a partnership each member of which is a company resident the United Kingdom for United Kingdom tax purposes; or

                  (c) a company not so resident in the United Kingdom which carried on a trade in the United Kingdom through a branch or agency and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning given by section 11(2) of the Taxes Act); or

         (iii)    a Treaty Lender.

         "Quarterly Period" means each period of three Months ending on the last day of March, June, September and December in each ARP;

         "Reference Bank" means Barclays Bank PLC;

         "Relevant Interbank Market" means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market;

         "Repeating Representations" means each of the representations set out in schedule 8 (Representations) other than those in paragraphs 7 (Deduction of Tax), 8 (No filing or stamp taxes), 10 (Group Structure), 13 (Title to assets), 14 (Reports), 17 (Compliance with financial assistance laws), 18 (List of Directors), 21 (Original Monthly Management Accounts and Original Audited Accounts) and 24 (Disclosures) of schedule 8;

         "Reports" means together the Accountants Reports, the Insurance Report, the Legal Due Diligence Report and the Working
         Capital Report;

    "Resolutions" means the ordinary and special resolutions of the Principal Borrower regarding the approval of the Acquisition and the issuing of shares in relation thereto in the agreed form;

         "Revolving Credit Advance" means a principal amount made, or to be made, available to the Principal Borrower under the Revolving Credit Facility A, or, as the context may require, the outstanding principal amount of any such advance;

         "Revolving Credit Facility A" means the Revolving Credit Facility A, in the maximum aggregate amount of (pound)10,000,000, granted to the Principal Borrower by the Bank pursuant to clause 5 (The Facilities);

         "Revolving Loan" means, at any time, the principal amount outstanding at such time under the Revolving Credit Facility A;

         "Rollover Loan" one or more Revolving Credit Advances:

         (i) made or to be made on the same day that a maturing Revolving Credit Advance is due to be repaid; and

         (ii) the aggregate amount of which is equal to or less than the maturing Revolving Credit Advance; and

         (iii) made or to be made to the Principal Borrower for the purpose of refinancing a maturing Revolving Credit Advance;

         "Sale" means the sale of the whole or a substantial part of the business, assets or undertaking of the Group;

         "Scheduled Repayments" means repayments made to comply with the scheduled repayments of Term Loan Facility B, as set out in clause 10.2 (Repayment of Term Loan B) of this Agreement;

         "Screen Rate" means in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Bank may specify another page or service displaying the appropriate rate after consultation with the Principal Borrower;

         "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other Agreement or arrangement having a similar effect;

         "Security Documents" means together, the Original Security Documents, each Deed of Accession (Guarantee) and such other documents which are from time to time entered into by any member of the Group in favour of the Bank as security for any and all moneys and liabilities due, owing or incurred by any member of the Group to the Bank;

         "Selection Notice" means a notice substantially in the form set out in part 2 of schedule 2 (Requests) given in accordance with clause 13 (Interest Periods) in relation to any Loan;

         "Service Agreements" means the service agreements in the agreed terms made between the Principal Borrower and the Managers;

         "Share Pledges" means the share pledges in the agreed terms dated on the Completion Date and entered into by the Principal Borrower (in respect of Target and Callbookers Limited), Target (in respect of the other Whitewash Companies) and Callbookers Limited (in respect of Flightbookers Limited), all in favour of the Bank and creating a first-ranking security;

         "Sterling" or "(pound)" means the lawful currency at the time being of the United Kingdom;

         "Subsidiary" means:

         (i) a subsidiary within the meaning of section 736 of the Act; and

         (ii) a subsidiary undertaking within the meaning of section 258 of the Act;

    "Target" means Travelbag Holdings Limited (CRN: 3957361);

    "Target Group" means the Target and its Subsidiaries which pursuant to the terms of the Acquisition Documents are to be acquired by the Principal Borrower on the Completion Date;

    "Target Shares" means the entire issued share capital of the Target;

         "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and "Taxes" shall be construed accordingly;

         "Taxes Act" means the Income and Corporation Taxes Act 1988;

         "Term Loan" means, at any time, the aggregate principal amount of all Term Loan B Advances outstanding at such time;

         "Term Loan B Advance" means the principal amount made, or to be made, available to the Principal Borrower under the Term Loan Facility B or, as the context may require, the outstanding principal amount of any such Advance;

         "Term Loan Facility B" means the term loan facility B made available to the Principal Borrower pursuant to clause 5 (The Facilities) in the maximum principal amount of (pound)15,000,000;

         "Termination Date" means:

         (i) in relation to Revolving Credit Facility A, 31 January 2008; and

         (ii) in relation to Term Loan Facility B, 31 January 2008;

         "Transaction Documents" means the Acquisition Documents, the Finance Documents and the Investment Documents;

         "Treaty Lender" means a lender which:

         (i) is treated as a resident of a Treaty State for the purposes of the Treaty; and

         (ii) does not carry on a business in the United Kingdom,

         which has taken all necessary action under a Treaty to receive gross payments of interest from the Borrowers without deduction on account of Tax;

         "Treaty State" means a jurisdiction having a doubt taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest;

         "UK Chargor" means a Chargor incorporated in the UK;

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         "United Kingdom" or "UK" means the United Kingdom of Great Britain and
         Northern Ireland;

         "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents;

         "Utilisation" means a utilisation of a Facility;

         "Utilisation Date" means the date of a Utilisation;

         "Utilisation Request" means a notice substantially in the form set out in part 1 of schedule 2 (Requests) requesting Utilisation of any Facility;

         "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature;

    "Vendors" means Port of Hercules Trustees Limited, Jeremy Bridge and the other persons named as vendors in schedule 1 of the Acquisition Agreement;

         "Whitewash Companies" means the Target, Bridge the World Travel Service Limited and Travelbag PLC;

         "Working Capital Report" means the working capital report in respect of the Group prepared by Deloitte and Touche.

2.       Construction

     2.1 Unless a contrary indication appears, any reference in this Agreement to:

         2.1.1 the "Bank", any "Obligor" or any "Party" shall be construed so as to include its permitted successors in title, permitted assigns and permitted transferees;

         2.1.2 the "assets" of a person shall be construed as a reference to all or any part of its present and future business, undertaking, property, shareholdings, assets and revenues (including any right to receive revenues and uncalled capital);

         2.1.3 the "European interbank market" means the interbank market for euro operating in Participating Member States;

         2.1.4 this Agreement, a Finance Document or any other agreement, instrument or document includes references to such agreement, instrument or document as amended, supplemented, novated, re-enacted and/or restated;

         2.1.5 "indebtedness" includes any obligation (present or future, actual or contingent) for the payment or repayment of money, whether present or future, actual or contingent and whether as principal or surety;

         2.1.6 "in the agreed terms" means as agreed between the Principal Borrower and the Bank;

         2.1.7 a "person" includes any person, individual, firm, company, corporation, government, state or agency of a state or any association, joint venture association, organisation,


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               institution, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

         2.1.8 a "regulation" includes any regulation, rule, directive, request, guideline, order, decree, other legislative measure, code, circular, notice, demand or injunction (whether or not having the force of law but if not having the force of law being those with which it is customary for persons to whom it is directed to comply, even if compliance is not mandatory) of any Governmental Authority;

         2.1.9 a provision of law includes references to such provision as re-enacted, amended or extended and any subordinate legislation made under it;

         2.1.10 a time of day is a reference to London time;

         2.1.11 clauses, paragraphs and schedules shall be construed as references to clauses and paragraphs of, and schedules to, this Agreement;

         2.1.12 one gender includes all genders, and reference to the singular includes the plural and vice versa;

         2.1.13 "including" and "in particular" shall not be construed restrictively but shall mean "including, without prejudice to the generality of the foregoing" and "in particular, but without prejudice to the generality of the foregoing";

         2.1.14 "writing" includes telex and facsimile transmission legibly received, or any electronic method of communication approved by the Bank except in relation to any certificate, forecast, report, notice, resolution or other document which is expressly required by this Agreement to be signed, and "written" has a corresponding meaning;

         2.1.15 an outstanding amount of an Obligation at any time is the maximum amount that is or may be payable by the Borrower in respect of that Obligation at that time;

         2.1.16 a Borrower "repaying" or "prepaying" an Obligation means:

               (i)  that Borrower providing cash cover for that Obligation;

               (ii) the maximum amount payable under the Obligation being reduced in accordance with its terms; or

               (iii) the Bank being satisfied acting reasonably that it has no further liability under that Obligation,

                           and the amount by which an Obligation is repaid or prepaid under paragraph 2.1.20 (i) and (ii) above is the amount of the relevant cash cover or reduction;

         2.1.17 a Borrower providing "cash cover" for an Obligation means a Borrower paying an amount in the currency of the Obligation to an interest-bearing account in the name of the Borrower and the following conditions are met:

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                           (i)      the account is with the Bank;

                           (ii) withdrawals from the account may only be made to pay the Bank amounts due and payable to it under this Agreement in respect of that Obligation until no amount is or may be outstanding under that Obligation; and

                           (iii) the Borrower has executed a security document over that account, in form and substance satisfactory to the Bank, creating a first ranking security interest over that account; and

2.1.18

                           (i) a certified document means such document certified as genuine and in full force and effect or, if a copy, a true, complete and up-to-date copy of the original in each case by a director of the party providing the document or such other person as that party may demonstrate to the Bank's satisfaction has authority to provide such a certificate;

                           (ii) any certificate to be provided under this Agreement or any Finance Document by an Obligor shall mean a certificate in the agreed terms, addressed to the Bank, dated and signed by an authorised signatory of the relevant Obligor;

          2.1.19 The index and any headings, sub-headings or footnotes in this Agreement are for ease of reference and shall be ignored in construing this Agreement;

         2.1.20 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;

         2.1.21 A Default is "continuing" for the purposes of the Finance Documents until it is expressly waived and any conditions of the waiver fulfilled to the Bank's satisfaction or, where the circumstances which caused it are capable of remedy, until those circumstances have been remedied to the Bank's satisfaction and the position is as it would have been if such Default had not occurred (and in the case of late delivery of a document or withdrawal of a claim whose existence constituted a Default, that Default is not continuing once delivery or withdrawal has occurred). Breach of a Financial Covenant shall be treated as having been remedied if, when it is next tested under this Agreement, or, if earlier, when demonstrated by an Obligor to the Bank's absolute satisfaction that it has been remedied such Financial Covenant is complied with;

         2.1.22 Any consent, waiver or approval required from any party under a Finance Document must be in writing and will be of no effect if not in writing;

         2.1.23 Where the expression "so far as the Principal Borrower/Group is aware" (or any similar expression) is used in this Agreement:

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               2.1.23.1 the knowledge of the Managers shall also be deemed to be within the knowledge of the Principal Borrower; and

               2.1.23.2 it shall be deemed to include an additional statement that the Principal Borrower and the Managers shall have made due, proper and careful enquiry

          2.1.24 Covenants, undertakings, representations and warranties and other obligations given by, or of, more than one Obligor are joint and several;

          2.1.25 Reference to a monetary sum in clauses 20 (Representations), 21 (Information undertakings), 23 (Negative undertakings), 24 (Positive obligations) and 25 (Events of Default) shall be deemed to incorporate a reference to the foreign currency equivalent of such sum;

          2.1.26 Any certificate given by a director of a Principal Borrower to the Bank under this Agreement shall be given by such director for and on behalf of the Principal Borrower and without personal liability to the Bank.


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                                   SCHEDULE 8

                         Representations and Warranties

1.       Status

1.1 Each member of the Group is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

1.2 Each member of the Group has the power to own its assets and carry on its business as it is being conducted.

1.3 Each member of the Group has all necessary governmental and other consents, approvals, licences and authorities to carry on its business as it is being conducted.

2.       Binding obligations

         Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Transaction Document are legal, valid, binding and enforceable obligations.

3.       Non-conflict with other obligations

         The entry into and performance by each member of the Group of, and the transactions contemplated by, the Transaction Documents to which it is a party do not and will not conflict with:

          3.1  any law or regulation applicable to each member of the Group;

          3.2  the constitutional documents of each member of the Group; or

          3.3 any material agreement or instrument binding upon each member of the Group.

4.       Power and authority

         Each member of the Group has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents.

5.       Validity and admissibility in evidence

         All Authorisations required or desirable:

          5.1 to enable each member of the Group lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

          5.2 to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

         have been obtained or effected and are in full force and effect, save for the filing in the United Kingdom of the prescribed particulars of the Security Documents pursuant to Section 395 of the Companies Act 1985 (as amended) and filing of the related statutory declarations, the registration of certain of the Security Documents at the Land Registry or the Land Charges Registry (as appropriate), the filing of particulars of the relevant trade marks (if any) assigned or charged under such Security Documents and registration of the transfers of the shares which are the subject of the Security created by the Security Documents, all of which filings and registrations will be effected promptly (by solicitors acting for the Bank) after execution by the relevant Obligor of the relevant Transaction Documents.

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6.       Governing law and enforcement

          6.1 The choice of English law as the governing law of the Finance Documents will be recognised and enforced in the jurisdiction of incorporation of each Obligor.

          6.2 Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in the jurisdiction of incorporation of each Obligor.

7.       Deduction of Tax

         No Obligor is required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

8.       No filing or stamp taxes

         Under the law of the jurisdiction of incorporation of each Obligor it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents save for any registration of certain of the Security Documents as contemplated by paragraph 5 above.

9.       No default

          9.1  No Event of Default is continuing.

          9.2 No Event of Default would reasonably be expected to result from the performance of any transaction contemplated by the Transaction Documents or from the making of any Utilisation.

          9.3 Save in respect of the winding-up of a Dormant Group Company, no member of the Group has taken any corporate action nor have any other steps been taken or legal proceedings (other than in relation to proceedings which are discharged within 10 Business
               Days) been started or (so far as the Obligors are aware) threatened against any member of the Group for its winding-up, dissolution, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise save for any solvent reorganisation previously approved by the in writing) or for the enforcement of any Security over all or any of its revenues or assets or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee, or similar officer of it or of any or all of its assets or revenues.

          9.4 No other event transaction or circumstance is outstanding which constitutes a default under any other Agreement or instrument which is binding on any member of the Group or to which any member of the Group's assets are subject which might have a Material Adverse Effect.

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10.      Group structure

         As at the date hereof, the corporate structure of the Group is as set out in Part A of schedule 6 (Group Structure) and as at the Completion Date, the corporate structure of the Group will be as set out in Part B of schedule 6 (Group Structure) of this Agreement and the companies indicated therein as Dormant are Dormant Group Companies

         Other share capital

         No member of the Group has any interest in the share capital of any other body corporate, save in relation to its Subsidiaries or as permitted by the terms of this Agreement.

11.      Financial Indebtedness and Security

         No member of the Group has incurred any Financial Indebtedness and no Security exists over the undertaking, property or assets of any of them except, in either case, to the extent (i) permitted by the terms of this Agreement or (ii) to be repaid or discharged on the Completion Date.

12.      Title to assets

         All Acquired Assets will on the Completion Date be legally (subject to payment of stamp duty in respect of the Target Shares and registration as contemplated by clause 8.1 (Registration of share transfers)) and beneficially owned by the Principal Borrower subject only to claims under Security permitted by the terms of this Agreement.

13.      Reports

          13.1 All information supplied by or on behalf of the Principal Borrower in connection with the preparation of the Reports was true, complete and accurate in all material respects at the dates supplied (or, if not, has subsequently been corrected and such correction is reflected in the Reports) and there are no material omissions from the Reports.

          13.2 So far as the Principal Borrower is aware, all statements of facts recorded in the Reports are true and accurate in all material respects.

          13.3 So far as the Principal Borrower is aware, no Report (or any part thereof) is misleading in any material respect and there is no expression of opinion, forecast or projection contained in any Report, or any conclusion reached therein in relation to any matter, which is not fair and reasonable in all material respects and there is no such opinion, forecast, projection or conclusion with which the Managers disagree in any material respect.

          13.4 So far as the Principal Borrower is aware, no event has occurred subsequent to the date of any Report which renders any facts contained in such Report inaccurate or misleading in any material respect, or which makes any of the opinions, projections, forecasts or conclusions contained in that Report other than fair and reasonable.

14.      Monthly Management Accounts

         The Monthly Management Accounts most recently delivered to the Bank pursuant to clause 21.1 (Financial Information) have been prepared with due care and attention and accurately reflect the financial position of the Group (including, without limitation, disclosure of all of its material liabilities (contingent or otherwise)) as at the date at which such accounts were prepared.

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15.      Audited Accounts

         The Audited Accounts most recently delivered to the Bank pursuant to clause 21.1 (Financial Information) have been prepared in accordance with GAAP and present a true and fair view of the financial condition of the Group for the relevant ARP.

16.      Compliance with financial assistance laws

         As far as the Finance Documents are concerned, all of the requirements of sections 151 to 158 of the Act have been or will, prior to the execution and delivery of such Finance Documents to the Bank, have been satisfied to the extent necessary to ensure that the execution, delivery and performance of such Finance Documents by the relevant Obligors is lawful.

17.      List of Directors

         The List of Directors in respect of the Whitewash Company is true and complete as at the date on which the directors of the Whitewash Company swear the statutory declarations referred to in schedule 1.

18.      Ranking

         The payment obligations of each Obligor under the Finance Documents rank at least pari passu to the claims of other present and future indebtedness of such Obligor, except for obligations mandatorily preferred by law applying to companies generally.

19.      No litigation

         Save as notified to the Bank, no member of the Group is involved in any litigation, arbitration or other litigious or administrative proceedings or disputes, which, if adversely determined, would be reasonably likely to result in a liability (including costs) of more than (pound)50,000 or a diminution in the value of its assets of more than (pound)50,000 nor are there any circumstances reasonably likely to give rise to any such proceedings.

20.      Original Monthly Management Accounts and Original Audited Accounts

          20.1 The Original Monthly Management Accounts have been prepared with due care and attention and accurately reflect the consolidated financial position of the Principal Borrower and its Subsidiaries as at the date to which the same were prepared.

          20.2 The Original Audited Accounts have been prepared in accordance with GAAP and present a true and fair view of the consolidated financial position of the Principal Borrower and its Subsidiaries as at the date to which the same were prepared and since the date to which such Original Audited Accounts were prepared there has been no Material Adverse Effect.

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21.      Intellectual Property

          21.1 Each member of the Group owns or has licensed to it all the Intellectual Property which is required by it in order for it to carry on its business in all respects as it is being conducted and it does not, in carrying on its business, infringe any Intellectual Property of any third party in any way in each case where failure to do so would have a Material Adverse Effect.

          21.2 All actions (including payment of all fees) required to maintain any Intellectual Property which is material in the context of the business of the Group in full force and effect, have been taken in each case where failure to do so would have a Material Adverse Effect.

22.      Environmental Matters

          22.1 Each member of the Group has obtained all requisite Environmental Licences (if any) required for the carrying on its business as currently conducted and have at all times complied with the terms and conditions of such Environmental Licences and all other applicable Environmental Laws which in each case, if not obtained or complied with, would have a Material Adverse Effect. There are to its knowledge no circumstances which may prevent or interfere with such compliance in the future and which would have a Material Adverse Effect.

          22.2 There is no Environment Claim (whether in respect of any site previously or currently owned or occupied by any member of the Group or otherwise) pending or so far as it is aware threatened, and there are no past or present acts, omissions, events or circumstances that would be likely to form the basis of any Environmental Claim (including, without limitation, any arising out of the use, disposal, generation, storage, release, burial, deposit or emission of any Dangerous Substance and whether in respect of any site previously or currently owned or occupied by any member of the Group or otherwise), against any member of the Group which in each case is reasonably likely to be determined against that member of the Group and which if so decided would have a Material Adverse Effect.

23.      Disclosures

         The Principal Borrower has disclosed in writing to the Bank all facts relating to the Acquisition, the Group and the Target Group which it believes could reasonably be expected to affect the Bank's decision to make the Facilities available.

24.      Insurances

    Each Group Company has in place insurances complying with the requirements of this Agreement and no act, event or omission or default has occurred which has rendered or would be reasonably likely to render any policies of insurance taken out by it void or visible.



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                                   SCHEDULE 9

                                Events of Default

1.       Non-payment

         An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

          1.1 the relevant Obligor demonstrates to the satisfaction of the Bank that its failure to pay is caused by administrative or technical error which was not the fault of any member of the Group; and

          1.2  payment is made within 2 Business Days of its due date.

2.       Financial covenants

         Any requirement of clause 22.1 (Financial covenants) is not satisfied.

3.       Other obligations

          3.1  if there is a breach of any of the Material Provisions; or

          3.2 if any Obligor fails to comply with any of the other provisions of this Agreement (other than those referred to in paragraphs 1 (Non-payment) and 2 (Financial covenants) above) or any provision of any other Finance Documents and, if, in the opinion of the Bank, such non-compliance is capable of remedy, such failure is not remedied to the satisfaction of the Bank within 14 days of the earlier of (a) such Obligor becoming aware of such non-compliance and (b) the Bank notifying that Obligor in writing of such non-compliance.

4.       Misrepresentation

         Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and if, in the opinion of the Bank, such breach is capable of remedy, such breach is not remedied to the satisfaction of the Bank within 14 days of the earlier of (a) such Obligor becoming aware of such breach and (b) the Bank notifying that Obligor in writing of such breach.

5.       Cross default

          5.1 Any Financial Indebtedness of any member of the Group is not paid when due or within any originally applicable grace period.

          5.2 Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

          5.3 Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

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          5.4  Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

          5.5 No Event of Default will occur under this clause 8 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs 5.1 to 5.4 of this schedule 9 is less than (pound)100,000.

6.       Insolvency

          6.1 A member of the Group (except a Dormant Group Company) is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

          6.2 The value of the assets of any member of the Group (except a Dormant Group Company) is less than its liabilities (taking into account contingent and prospective liabilities to the extent required by GAAP to be taken into account).

          6.3 A moratorium is declared in respect of any indebtedness of any member of the Group (except a Dormant Group Company).

7.       Insolvency proceedings

         Any corporate action, legal proceedings or other procedure or step is taken (other than in relation to a petition which is discharged within 10 Business Days) in relation to:

          7.1 the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group (except a Dormant Group Company);

          7.2 a composition, assignment or arrangement with any creditor of any member of the Group (except a Dormant Group Company);

          7.3 the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Group (except a Dormant Group Company) or any of its assets; or

          7.4 enforcement of any Security over any assets of any member of the Group (except a Dormant Group Company).

8.       Creditors' process

         Any expropriation, attachment, sequestration, distress or execution in respect of any assets other than the Property, of a member of the Group (except a Dormant Group Company) which is not discharged within 10 Business Days.

9.       Invalidity

         Any of the Transaction Documents shall cease to be in full force and effect in any respect or shall cease to constitute the legal, valid and binding obligation of any party to it or, in the case of any Security Document, fail to provide effective security in favour of the Bank over the assets over which security is intended to be given by that Security Document.

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10.      Unlawfulness

         It is or becomes unlawful for an Obligor to perform any of its material obligations under the Transaction Documents.

11.      Repudiation

         An Obligor repudiates a Transaction Document or evidences an intention to repudiate a Transaction Document.

12.      Equivalent events in other jurisdictions

         If any event occurs, or proceedings are taken with respect to any member of the Group (except a Dormant Group Company) in any jurisdiction to which it is subject, or in which it has assets, which has an effect equivalent to, or similar to, any one of the events mentioned in paragraphs 6 (Insolvency) to 8 (Creditors Process) of this schedule.

13.      Cessation of business

         If any member of the Group ceases to carry on its businesses, or shall suspend all or a substantial part of its operations (other than a Dormant Group Company on a solvent winding up or as previously consented to by the Bank).

14.      Material litigation

         If any member of the Group becomes involved in or engaged in any litigation, arbitration or legal proceedings of a litigious nature which are reasonably likely (in the reasonable opinion of the Bank) to be adversely determined, and which would, if adversely determined, have a Material Adverse Effect.

15.      Qualification of Audited Accounts

         If the Auditors qualify their report on any Audited Accounts of the Group in an adverse manner which the Bank considers material in the context of the Finance Documents (but excluding qualifications that are minor and of a technical nature).

16.      Material adverse change

    Any event or circumstance which (when taken alone or together with any then prevailing event or circumstance) is reasonably likely in the opinion of the Bank (acting reasonably):

         (i) to materially adversely affect the ability of any Obligor to perform and comply with its payment obligations under the Finance Documents; and/or

         (ii) to materially adversely affect the business, assets or financial condition of the Group taken as a whole; and/or

         (iii)    to result in a breach of any Financial Covenant.

17.      Material Contract

         If any Material Contract is terminated.

18.      Free Asset

         If the Group or any Group Company fails to comply with its obligations to the CAA to maintain the agreed level of Free Assets (as such term is defined by and as any test of Free Assets is made by the CAA from time to time) unless, if a breach has occurred, the CAA has waived the breach or given a grace period for remedy of such breach and the grace period is still outstanding.

                                   SCHEDULE 10

                                 Permitted Bonds

Joint bonds, provided by:

1. Coface S.A. on behalf of the Whitewash Companies to, among others, IATA and CAA up to a maximum aggregate amount of (pound)1,160,000 and dated 9 September 2002;

2. De Montfort Insurance on behalf of the Whitewash Companies up to a maximum aggregate amount of(pound)500,000 and dated
         18 September 2002;

3. Hermes Credit and Guarantee plc on behalf of the Whitewash Companies up to a maximum aggregate amount of(pound)1,200,000 and dated 13 September 2002;

4. Travel & General Insurance Company Co Plc on behalf of the Whitewash Companies up to a maximum aggregate amount of(pound)500,000 and dated 13 September 2002;

5. Lloyds TSB Bank plc on behalf of Travelbag PLC and Bridge the World Travel Services Limited up to a maximum aggregate amount of (pound)1,400,000 and dated 2 and 4 September 2002; and

6. ACE Insurance SA-NV on behalf of the Whitewash Companies up to a maximum aggregate amount of(pound)3,050,000 and dated
         17 September 2002.



                                   SCHEDULE 11

                             Permitted Bank Accounts

------------------------------------------------------------------------------------------------------------------------------------


        Owner         Curr  Acc No.                                    A/C Name                      Bank                Sort Code
------------------------------------------------------------------------------------------------------------------------------------


UK current accounts
Flightbookers        USD    92996001                  Flightbookers USD C/A          Citibank                            TBA
Flightbookers        GBP    929967001                 Flightbookers GBP              Citibank                            TBA


European Countries
France
France               Euro   12116f0004                La Compagnie Des Voyages       Credit Commercial de France         TBA
France               Euro   00712131131               La Compagnie Des Voyages       Banque de Baecque Beau              TBA
France               Euro   NA                        La Compagnie Des Voyages       Banque de Baecque Beau              TBA
France               Euro   NA                        La Compagnie Des Voyages       Banque de Baecque Beau              TBA


Finland
Finland              Euro   578007-2168124            Oy Lloyd Tours Ltd             OKO Bank                            TBA
Finland              Euro   800012-643535             Oy Lloyd Tours Ltd             Sampo Bank                          TBA
Finland              Euro   157230-362442             Oy Lloyd Tours Ltd             Nordea                              TBA
Finland              Euro   Deposit                   Oy Lloyd Tours Ltd             OKO Bank                            TBA
Finland              Euro   578007-50204013           Oy Lloyd Tours Ltd             OKO Bank                            TBA
Finland              Euro   578007-60967773           Oy Lloyd Tours Ltd             OKO Bank                            TBA
Also Snet            Euro   405511-20046317           Oy Lloyd Tours Ltd             Aktia Sparbank                      TBA


------------------------------------------------------------------------------------------------------------------------------------


        Owner         Curr  Acc No.                                    A/C Name                      Bank                Sort Code
------------------------------------------------------------------------------------------------------------------------------------

Switzerland
Switzerland          CHF    024029171700G             ebookers.comSA                 UBS                                 TBA
Switzerland          CHF    024029171701P             ebookers.comSA                 UBS                                 TBA
Switzerland          GBP    021029171770Y             ebookers.comSA                 UBS                                 TBA
Switzerland          CHF    17-202760/4               ebookers.comSA                 UBS                                 TBA
Switzerland          CHF    240291.717.N1             ebookers.comSA                 UBS                                 TBA


Holland
Holland              Euro   54.54.39.485              Nova                           ABN AMRO                            TBA
Holland              Euro   54.54.88.362              Nova                           ABN AMRO                            TBA
Holland              Euro   61.47.43.311              Nova                           ABN AMRO                            TBA
Holland              Euro   47.77.52.543              Nova                           ABN AMRO                            TBA
Holland              Euro   54.54.63.793              Nova                           ABN AMRO                            TBA
Holland              Euro   54.54.88.370              Nova                           ABN AMRO                            TBA
Holland              Euro   54.54.55.634              Nova                           ABN AMRO                            TBA
Holland              Euro   54.82.61.199              Nova                           ABN AMRO                            TBA
Holland              Euro   54.54.23.821              Nova                           ABN AMRO                            TBA
Holland              Euro   54.54.85.916              Nova                           ABN AMRO                            TBA
Holland              USD    62.63.37.763              Nova                           ABN AMRO                            TBA
Holland              Euro   61.47.43.400              Nova                           ABN AMRO                            TBA

Norway
Norway               NOK    71310554965               ebookers NO AS                 Den norkes Bank                     TBA
Norway               NOK    70320595396               ebookers NO AS                 Den norkes Bank                     TBA
Norway               NOK    50056627453               ebookers NO AS                 Den norkes Bank                     TBA


------------------------------------------------------------------------------------------------------------------------------------


        Owner         Curr  Acc No.                                    A/C Name                      Bank                Sort Code
------------------------------------------------------------------------------------------------------------------------------------

Sweden
Sweden               SEK    30011706767               Mr Jet AB                      Nordea                              TBA
Sweden               SEK    52221001656               Mr Jet AB                      Skandinaviska Enskilda Banken       TBA
Sweden               SEK    52221034457               Mr Jet AB                      Skandinaviska Enskilda Banken       TBA
Sweden               SEK    41541038149               STT Airways AB                 Nordea                              TBA
Sweden               SEK    41541038157               Biljetttakuten AB STT Airways  Nordea                              TBA
Sweden               SEK    41541038173               Business AB STT Airways Net    Nordea                              TBA
Sweden               SEK    41541039323               AB                             Nordea                              TBA
Sweden               SEK    32141708818               STT Airways AB                 Nordea                              TBA
Sweden               SEK    41541037770               Ebookers AB Mr Jet Oy          Nordea                              TBA
Sweden               DKK    5295-0010002273           Denmark                        SEB Denmark                         TBA
Sweden               NOK    97500614629               Mr Jet Oy - Norway             SEB Norway                          TBA
Sweden               NOK    97500614238               Mr Jet Oy - Norway             SEB Norway                          TBA
Sweden               NOK    97500803413               Mr Jet Oy - Norway             SEB Norway                          TBA
Sweden               NOK    97500618284               Mr Jet Oy - Norway             SEB Norway                          TBA
Sweden               SEK    8327-9673.489.275-6       Mr Jet Oy - Norway             SEB Norway                          TBA
Sweden               SEK    PG 2 44 24-4              Postal Giro Account            Post Office                         TBA

Germany
Germany              Euro   7509607                   ebookers.comDeutschland Gmbh    Sparkasse                           TBA
Germany TOR          Euro   224436                    Take Off Reisen GmbH            Deutsche Bank                       TBA

Spain
Spain                Euro   601428996                 Viajes Dimensiones SL           Banco Popular                       TBA
Spain                Euro   601445986                 Viajes Dimensiones SL           Banco Popular                       TBA
Spain                USD    623014189                 Viajes Dimensiones SL           Banco Popular                       TBA


------------------------------------------------------------------------------------------------------------------------------------


        Owner         Curr  Acc No.                                    A/C Name                      Bank                Sort Code
------------------------------------------------------------------------------------------------------------------------------------

India
India                       522-0-517677-8            Current account                 Standard Chartered                  TBA
India                       272000014768              Current account                 HDFC Bank                           TBA
India                       0-433693-221              Current account                 Citibank                            TBA

Ireland
Ireland-EB           Euro   79268121                  ebookers.ie euro C/A            Bank of Ireland                     TBA
Ireland-EB           Euro   21197818                  ebookers.ie                     Bank of Ireland                     TBA
Ireland-FB           Euro   19140064                  ebookers.ie euro C/A            Ulster NatWest                      TBA
Ireland-FB           Euro   19140221                  ebookers.ie euro C/A            Ulster NatWest                      TBA
Ireland-FB           Euro   95579608                  ebookers.ie (Salaries)          Bank of Ireland                     TBA
Ireland-FB           Euro   5076554101                Ulster 5076554101 Bank acct 3 GBP Ulster NatWest                    TBA

The Principal Borrower

SIGNED by                                                /S/NIGEL ADDISON SMITH
for and on behalf of
EBOOKERS PLC




FAO:       The Chief Finance Officer
           and the Company Secretary
           Ebookers PLC
           25 Farringdon Street
           London
           EC4A 4A)B

Facsimile No:     020 7489 2207





The Bank                                                   )/S/JOHN BOX
                                                           )
                                                           )
SIGNED by                                                  )
for and on behalf of
BARCLAYS BANK PLC in the presence of:



FAO:              John Box
                  Barclays Bank PLC
                  54 Lombard Street
                  London EC3P 3AH

Tel:              020 7699 2241

Fax:              020 7699 2770